                                                                     Exhibit 2.1
Confidential


================================================================================



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                  ALLOY, INC.,

                          ALLOY ACQUISITION SUB, INC.,

                                       AND

                            MARKETSOURCE CORPORATION





                          Dated as of November 26, 2001



================================================================================

Confidential


                                TABLE OF CONTENTS

ARTICLE I  PURCHASE AND SALE OF ASSETS; CLOSING........................................  1
                                                                                     ..
   1.1      Purchase and Sale of Acquired Assets.......................................  1
   1.2      Excluded Assets............................................................  3
   1.3      Shared Assets..............................................................  4
   1.4      Assumption of Liabilities..................................................  4
   1.5      Excluded Liabilities.......................................................  4
   1.6      Continuing Liabilities.....................................................  6
   1.7      Closing....................................................................  6
   1.8      Closing Deliveries.........................................................  7
   1.9      Further Assurances.........................................................  7

ARTICLE II  PURCHASE PRICE.............................................................  8

   2.1      Purchase Price; Performance Stock Payment..................................  8
      (a)   Purchase Price.............................................................  8
      (b)   Performance Stock Payment..................................................  8
   2.2      Escrow Deposit; Delviery of Purchase Price................................. 10
      (a)   Escrow Agreements.......................................................... 10
      (b)   Escrow Deposit............................................................. 11
      (c)   Delivery of Purchase Price................................................. 11
   2.3      Working Capital Adjustment................................................. 11
   2.4      Allocation of Purchase Price............................................... 12

ARTICLE III REPRESENTATIONS AND WARRANTIES............................................. 13

   3.1      Representations and Warranties of MarketSource............................. 13
      (a)   Organization; Good Standing; Qualification and Power....................... 13
      (b)   Subsidiaries; Equity Investments........................................... 13
      (c)   Intentionally Omitted...................................................... 13
      (d)   Authority; No Consents..................................................... 13
      (e)   Financial Information...................................................... 14
      (f)   Absence of Undisclosed Liabilities......................................... 15
      (g)   Absence of Changes......................................................... 16
      (h)   Tax Matters................................................................ 17
      (i)   Title to Assets, Properties and Rights and Related Matters................. 18
      (j)   Real Property - Owned or Leased............................................ 18
      (k)   Intellectual Property...................................................... 19
      (l)   Software................................................................... 21
      (m)   Agreements, Etc............................................................ 21
      (n)   No Defaults................................................................ 23
      (o)   Litigation, Etc............................................................ 23
      (p)   Accounts and Notes Receivable.............................................. 24
      (q)   Accounts and Notes Payable................................................. 24
      (r)   Compliance; Governmental Authorizations and Consents....................... 24
      (s)   Environmental Matters...................................................... 25
      (t)   Labor Relations; Employees................................................. 26
      (u)   Employee Benefit Plans and Contracts....................................... 27
      (v)   Insurance.................................................................. 30
      (w)   [Intentionally Omitted].................................................... 30
      (x)   Brokers.................................................................... 30
      (y)   Related Transactions....................................................... 30
      (z)   Customers.................................................................. 31
      (aa)  Minute Books............................................................... 31

      (bb)  Business Generally......................................................... 31
      (cc)  Approval................................................................... 31
      (dd)  Investment Representations................................................. 31
      (ff)  Disclosure................................................................. 33
   3.2      Intentionally Omitted...................................................... 33
   3.3      Representations and Warranties of Alloy and Acquisition Sub................ 33
      (a)   Organization; Good Standing; Qualification and Power....................... 33
      (b)   Capital Stock.............................................................. 33
      (c)   Authority.................................................................. 33
      (d)   SEC Documents.............................................................. 34
      (e)   [Intentionally Omitted].................................................... 35
      (f)   Disclosure................................................................. 35
      (g)   Litigation................................................................. 35

ARTICLE IV  RELATED AGREEMENTS......................................................... 35

   4.1      Escrow Agreements.......................................................... 35
   4.2      Lockup Agreement........................................................... 35
   4.3      Registration Rights Agreements............................................. 36
   4.4      Non-competition, Confidentiality and Assignment of Inventions Agreements... 36
   4.5      Employment Offer Letters................................................... 36
   4.6      Lease...................................................................... 36
   4.7      License Agreement.......................................................... 36
   4.8      Services Agreement......................................................... 36
   4.9      Warrants................................................................... 36

ARTICLE V  CONDITIONS PRECEDENT........................................................ 37

   5.1      Conditions to Each Party's Obligations..................................... 37
      (a)   Approvals.................................................................. 37
      (b)   Legal Action............................................................... 37
      (c)   Legislation................................................................ 37
   5.2      Conditions to Obligations of Alloy and Acquisition Sub..................... 37
      (a)   Representations and Warranties of MarketSource............................. 37
      (b)   Performance of Obligations of MarketSource................................. 37
      (c)   Authorization of Agreement................................................. 37
      (d)   Opinion of MarketSource's Counsel.......................................... 38
      (e)   Acceptance by Counsel to Alloy............................................. 38
      (f)   Consents and Approvals..................................................... 38
      (g)   Related Agreements......................................................... 38
      (h)   Default Under Agreements................................................... 38
      (i)   Approval by Board of Directors of Alloy and Acquistion Sub................. 38
      (j)   Evidence of Corporate Authority............................................ 38
      (k)   Change of Name............................................................. 38
   5.3      Conditions to Obligations of MarketSource.................................. 39
      (a)   Representations and Warranties of Alloy and Acquisition Sub................ 39
      (b)   Performance of Obligations of Alloy and Acquisition Sub.................... 39
      (c)   Related Agreements......................................................... 39
      (d)   Opinion of Counsel for Alloy............................................... 39
      (e)   Stock Certificates......................................................... 39
      (f)   Closing Cash Payment....................................................... 39
      (g)   Evidence of Corporate Authority............................................ 39

ARTICLE VI  ADDITIONAL AGREEMENTS...................................................... 40

   6.1      Certain Information Required by the Code................................... 40
   6.2      Restriction on Transfer.................................................... 40
   6.3      [Intentionally Omitted].................................................... 42

   6.4      Litigation Cooperation..................................................... 42
   6.5      Record Maintenance......................................................... 42
   6.6      Preparation of Filings..................................................... 42
   6.7      Efforts to Consummate...................................................... 43
   6.8      Public Announcements....................................................... 43
   6.9      Employment Matters......................................................... 43
   6.10     Transfer Taxes............................................................. 45
   6.11     Required Consents; Subsequent Events....................................... 46

ARTICLE VII  INDEMNIFICATION........................................................... 46

   7.1      Definitions................................................................ 46
      (a)   Affiliate.................................................................. 46
      (b)   Event of Indemnification................................................... 46
      (c)   Indemnified Persons........................................................ 47
      (d)   Indemnifying Persons....................................................... 47
      (e)   Losses..................................................................... 48
   7.2      Indemnification Generally.................................................. 48
   7.3      Assertion of Claims........................................................ 49
   7.4      Notice and Defense of Third Party Claims................................... 49
   7.5      Survival of Representations and Warranties................................. 51

ARTICLE VIII  MISCELLANEOUS............................................................ 51

   8.1      Expenses................................................................... 51
   8.2      Entire Agreement........................................................... 51
   8.3      Interpretation............................................................. 52
   8.4      Knowledge Definition....................................................... 52
   8.5      Notices.................................................................... 52
   8.6      Counterparts............................................................... 53
   8.7      Governing Law; Venue....................................................... 53
   8.8      Benefits of Agreement...................................................... 53
   8.9      Pronouns................................................................... 54
   8.10     Amendment, Modification and Waiver......................................... 54
   8.11     No Third Party Beneficiaries............................................... 54
   8.12     Consents................................................................... 54
   8.13     Interpretation............................................................. 54
   8.14     No Joint Venture........................................................... 54
   8.15     Specific Performance....................................................... 54

                                    EXHIBITS
                                    --------

Exhibit A      Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit B      [Intentionally Omitted]
Exhibit C      Form of Trademark Assignment
Exhibit D-1    Form of Escrow Agreement
Exhibit D-2    Form of Supplemental Escrow Agreement
Exhibit E      Form of Investment Representation and Lockup Agreement
Exhibit F      Form of Registration Rights Agreement
Exhibit G      Form of Non-Competition and Confidentiality Agreement
               (MarketSource/Stockholders)
Exhibit H-1    Form of Non-Competition and Confidentiality Agreement
               (Key Employees)
Exhibit H-2    Form of Non-Competition and Confidentiality Agreement (Morelli)
Exhibit I-1    Form of Sublease (10 Abeel Road)
Exhibit I-2    Form of Sublease (2 Commerce Way)
Exhibit J      Form of License
Exhibit K      Form of Services Agreement
Exhibit L-1    Form of Warrant (MarketSource)
Exhibit L-2    Form of Warrant (Morelli)

                             INDEX TO DEFINED TERMS
                             ----------------------

360 Youth Business............................................Preamble
360 Youth Business Employees....................................6.9(a)
360 Youth EBIT..................................................2.1(b)
360 Youth IP Rights.............................................3.1(k)
360 Youth Material Adverse Effect...............................3.1(a)
Actions.........................................................3.1(o)
Acquired Assets....................................................1.1
Acquisition Sub...............................................Preamble
Adjusted EBIT...................................................2.1(b)
Adjustment Notice...............................................2.3(a)
Affiliate.......................................................7.1(a)
Agreement.....................................................Preamble
Alloy.........................................................Preamble
Alloy Affiliate....................................................8.8
Alloy Common Stock..............................................2.1(a)
Alloy Event of Indemnification..................................7.1(b)
Alloy Indemnifying Persons......................................7.1(d)
Alloy SEC Documents.............................................3.3(d)
Alloy Shares....................................................2.1(a)
Arbitrator......................................................2.1(b)
Assumed Contracts...............................................1.1(a)
Assumed Liabilities................................................1.4
Audited Working Capital.........................................2.3(a)
Bill of Sale, Assignment and Assumption Agreement...............1.8(a)
Business Day.......................................................1.7
CERCLA..........................................................3.1(s)
Certificate of Incorporation....................................3.1(a)
Closing............................................................1.7
Closing Cash Payment............................................2.1(a)
Closing Date.......................................................1.7
Closing 360 Youth Balance Sheet..............................3.1(e)(i)
Code..........................................................Preamble
Copyrights......................................................3.1(k)
Damages.........................................................1.1(f)
Designated Persons..............................................3.1(o)
DGCL..........................................................Preamble
Disclosure Schedule................................................3.1
Dispute Notice..................................................2.3(a)
DOL.............................................................3.1(u)
EBIT Determination Date.........................................2.1(b)
EBIT Dispute Notice.............................................2.1(b)
Effective Time.....................................................1.7

Employee........................................................3.1(u)
Employee Options................................................6.9(c)
Employee Plans..................................................3.1(u)
Encumbrances....................................................3.1(i)
Environmental Laws..............................................3.1(s)
ERISA ..........................................................3.1(u)
ERISA Affiliate.................................................3.1(u)
Escrow Agent....................................................2.2(a)
Escrow Agreement................................................2.2(a)
Escrow Cash.....................................................2.2(b)
Escrow Shares...................................................2.2(b)
Estimated Working Capital.......................................2.3(a)
Event of Indemnification........................................7.1(b)
Exchange Act....................................................3.4(c)
Excluded Assets....................................................1.2
Excluded Liabilities...............................................1.5
FAS No. 5.......................................................3.1(f)
Filings............................................................6.6
Final Working Capital...........................................2.3(a)
Form 10-Q.......................................................3.3(b)
Fraud Claims....................................................7.2(c)
GAAP............................................................2.1(b)
Generation Y Market...........................................Preamble
Governmental Authority..........................................3.1(o)
Indemnified Persons.............................................7.1(c)
Indemnifying Persons............................................7.1(d)
Independent Auditor.............................................2.3(a)
Intellectual Property Rights....................................3.1(k)
Interim 360 Youth Financial Statements.......................3.1(e)(i)
Interim MarketSource Financial Statements....................3.1(e)(i)
IRS.............................................................3.1(u)
Key Employees......................................................4.6
Leased Real Property............................................3.1(j)
Leases..........................................................3.1(j)
Liability.......................................................3.1(f)
License Agreements..............................................3.1(k)
Licensed Software...............................................3.1(l)
Lockup Agreement...................................................4.2
Losses..........................................................7.1(e)
MarketSource..................................................Preamble
MarketSource Event of Indemnification...........................7.1(b)
MarketSource Financial Statements...............................3.1(e)
MarketSource Indemnifying Persons...............................7.1(d)
MarketSource Indemnified Persons................................7.1(c)
Material........................................................3.1(m)

Multiemployer Plan..............................................3.1(u)
Notice of Claim....................................................7.3
Ordinary Course of Business.....................................2.3(i)
Other Assignments...............................................1.8(d)
Outstanding Shares.................................................2.1
Patents.........................................................3.1(k)
Pension Plans...................................................3.1(u)
Performance Stock Payment.......................................2.1(b)
Performance Stock Shares.......................................3.1(dd)
Permitted Encumbrances..........................................2.3(i)
Proposed Settlement.............................................7.4(d)
Purchase Price..................................................2.1(a)
Registration Rights Agreement......................................4.3
Related Agreements...................................................4
Restricted Securities...........................................6.2(a)
Revised Working Capital.........................................2.3(a)
Services Agreement.................................................4.8
Shared Assets......................................................1.3
Stipulated Price................................................2.1(a)
Survival Date......................................................7.5
Tax.............................................................3.1(h)
Tax Returns.....................................................3.1(h)
Taxes...........................................................3.1(h)
Third Party Claim..................................................7.4
Trade Secrets...................................................3.1(k)
Trademark Assignment............................................1.8(c)
Trademarks......................................................3.1(k)
Transaction Costs..................................................8.1
Transfer........................................................6.2(a)
Transferred Employees...........................................6.9(a)
Warrant.........................................................2.1(a)
Warrant Shares.................................................3.1(dd)
Working Capital.................................................2.3(a)
Working Capital Statement.......................................2.3(a)
Working Capital Target..........................................2.3(a)

Confidential

     ASSET PURCHASE AGREEMENT (this "Agreement") dated as of November 26, 2001, by and between ALLOY, INC., a Delaware corporation ("Alloy"), ALLOY ACQUISITION SUB, INC., a Delaware corporation and wholly-owned indirect subsidiary of Alloy ("Acquisition Sub"), and MARKETSOURCE CORPORATION, a Delaware corporation ("MarketSource").

     WHEREAS, MarketSource operates, among other businesses, its 360 Youth business, which focuses on providing marketing and promotional services targeted at teenagers and young adults including, without limitation, developing, acquiring and placing advertising and other promotional materials as a sales representative, agent or otherwise targeting the 10-24 year old demographic market (the "Generation Y Market") in all forms of media and developing, staging and promoting promotional events targeted at the Generation Y Market (the "360 Youth Business");

     WHEREAS, subject to the terms and conditions set forth in this Agreement, MarketSource wishes to sell to Acquisition Sub, and Acquisition Sub wishes to purchase from MarketSource, substantially all of the assets that are used by MarketSource to conduct the 360 Youth Business, all as identified or described herein, and MarketSource wishes to transfer to Acquisition Sub, and Acquisition Sub has agreed to assume, certain of MarketSource's obligations and liabilities associated with the 360 Youth Business, and in connection therewith the parties hereto wish to make certain agreements related to such purchase, sale, assignment and assumption; and

     WHEREAS, as a condition to the willingness of, and as an inducement to, Alloy, Acquisition Sub and MarketSource to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, MarketSource, Alloy, Acquisition Sub and certain other parties are entering into the Related Agreements (as defined below).

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I

                      PURCHASE AND SALE OF ASSETS; CLOSING

     1.1  Purchase and Sale of Acquired Assets.  Upon the terms and subject to
          ------------------------------------
the conditions set forth in this Agreement, at the Closing, MarketSource shall sell, transfer, assign and deliver to Acquisition Sub, and relinquish to Acquisition Sub in perpetuity, free and clear of all Encumbrances, all right, title and interest in and to all of the Acquired Assets. As used in this Agreement, the term "Acquired Assets" means all of the assets, properties, goodwill and rights of MarketSource of every kind and nature, real, personal or mixed, tangible or intangible, owned, used or held for use by MarketSource, relating in any manner to, or used in connection with the operation of, the 360 Youth Business including, without limitation, the following, but excluding, however, such assets, rights and properties that constitute the Excluded Assets (as defined in Section 1.2):

     (a) All right, title and interest of MarketSource in, to and under all written or oral contracts, agreements, guaranties, understandings, deeds, mortgages, indentures, leases, licenses, commitments, undertakings or other documents or instruments relating in any manner to the 360 Youth Business, including those listed in Section 1.1(a) of the Disclosure Schedule (the "Assumed Contracts");

     (b) All of the tangible personal property of MarketSource, wherever located, relating in any manner to, or used in connection with the operation of, the 360 Youth Business, including the tangible personal property listed in
Section 1.1(b) of the Disclosure Schedule;

     (c) All accounts receivable of MarketSource, all other rights to receive payment and all rights in respect of prepaid items however evidenced, whether by notes, instruments, chattel paper or otherwise, relating in any manner to, or arising out of the operation of, the 360 Youth Business, including those listed in Section 1.1(c) of the Disclosure Schedule;

     (d) All right, title and interest of MarketSource with respect to leasehold interests and rights thereunder relating in any manner to the real and personal property relating in any manner to, or used in connection with the operation of, the 360 Youth Business, including the real and personal property listed in Section 1.1(d) of the Disclosure Schedule;

     (e) All rights of MarketSource, to the extent transferable, under all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders decrees and other compliance agreements relating in any manner to, or used in connection with the operation of, the 360 Youth Business, including those listed in Section 1.1(e) of the Disclosure Schedule;

     (f) All 360 Youth IP Rights and Licensed Software (as defined in Sections 3.1(k) and (l), respectively), and the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, together with all claims against third parties for profits and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith), court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses (collectively, "Damages") incurred by reason of the past infringement, alleged infringement, unauthorized use or disclosure or alleged unauthorized use or disclosure of any 360 Youth IP Rights, together with the right to sue for, and collect the same, or to sue for injunctive relief, for Acquisition Sub's own use and benefit, and for the use and benefit of its successors, assigns or other legal representatives;

     (g) All customer, supplier, advertiser and mailing lists of MarketSource, including all copies thereof (in whatever media such copies may exists), relating in any manner to, or used in connection with, the operation of the 360 Youth Business, and all rights in and to the information contained therein;

     (h) All claims, deposits, prepayments, prepaid expenses, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment relating in any manner to the 360 Youth Business, including those listed in Section 1.1(h) of the Disclosure Schedule;

     (i) All business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, and reports relating in any manner to, or used in connection with the operation of, the 360 Youth Business or to the Acquired Assets, in whatever media they exist;

     (j) All right, title and interest to and in respect of any telephone and facsimile numbers, websites, e-mail addresses and Internet domain names used in connection with the 360 Youth Business, including those listed in Section 1.1(j) of the Disclosure Schedule;

     (k)  All right, title and interest in and to the Shared Assets listed in
Section 1.3(ii) of the Disclosure Schedule; and

     (l)  All goodwill of MarketSource relating to the 360 Youth Business.

     1.2  Excluded Assets.  In addition to those assets of MarketSource relating
          ---------------
exclusively to any of MarketSource's businesses other than the 360 Youth Business, the following assets and property (collectively, the "Excluded Assets") are to be retained by MarketSource and shall not constitute Acquired
Assets:

     (a) All insurance policies, contracts, coverages or bonds owned by MarketSource, including entitlements to the return of premiums on cancellation of policies, and all rights of MarketSource of every nature and description under or arising out of such insurance policies;

     (b) All cash, negotiable securities, certificates of deposit, bonds, bank accounts, lock boxes, letters of credit and other cash equivalents, other than any of the foregoing securing open customer orders which are included in the Assumed Contracts;

     (c) All real property owned or leased by MarketSource and all plants, buildings and improvements thereon;

     (d) All losses, loss carry-forwards and rights to receive refunds, credits and loss carry-forwards with respect to any and all Taxes of MarketSource, whether incurred or accrued prior to or after the Closing Date, including without limitation interest payable with respect thereto; provided that
                                                          --------
MarketSource shall not have any rights with respect to any losses, loss carry-forwards and rights to receive refunds, credits and loss carry-forwards with respect to any and all Taxes of Alloy or Acquisition Sub for any period after the Closing Date; and

     (e) All rights of MarketSource under this Agreement and the agreements and instruments executed and delivered to MarketSource by Acquisition Sub pursuant to this Agreement.

     1.3  Shared Assets.   For purposes hereof, the term "Shared Asset" means
          -------------
any asset which is used by MarketSource in the 360 Youth Business and in one or more of its other businesses and which is identified as a "Shared Asset" in
Section 1.3(i) of the Disclosure Schedule. The licensing of Shared Assets that constitute 360 Youth IP Rights or Licensed Software, and the licensing back to MarketSource of certain rights in the 360 Youth IP Rights and the Licensed Software, shall be governed by the provisions of the License described in
Section 4.7 and the Services Agreement. With respect to Shared Assets other than 360 Youth IP Rights and Licensed Software, and notwithstanding anything contained in Sections 1.1 or 1.2 to the contrary, Acquisition Sub shall acquire only the Shared Assets which are listed in Section 1.3(ii) of the Disclosure Schedule.

     1.4  Assumption of Liabilities.  Acquisition Sub shall not assume,
          -------------------------
discharge or perform any of MarketSource's Liabilities other than the following Liabilities of MarketSource (collectively, the "Assumed Liabilities"), all of which Acquisition Sub will assume and pay, discharge or perform, as appropriate, from and after the Effective Time in accordance with the provisions of this Agreement and the Bill of Sale, Assignment and Assumption Agreement:

     (a) Liabilities arising after the Closing Date under the Assumed Contracts, except to the extent, in respect of each Assumed Contract, the representations of MarketSource contained in Section 3.1(m) in respect of such Assumed Contract are untrue in any material respect at the Closing; provided,
                                                                    --------
that Acquisition Sub shall not assume, and does not hereby agree to pay, discharge or perform, any Damages relating in any manner to or arising from any breach or default of MarketSource or any of its Affiliates of any Assumed Contract occurring on or prior to the Closing Date regardless of whether MarketSource discloses such breach or default pursuant to this Agreement;

     (b) Accounts payable of MarketSource relating to the 360 Youth Business outstanding as of the Closing Date, but only to the extent set forth in Section 1.4(b) of the Disclosure Schedule; and

     (c) Expenses incurred prior to the Closing Date in the Ordinary Course of Business in connection with any work-in-process under any Assumed Contract, but only to the extent such expenses relate to work-in-process that results in the realization of revenue to Acquisition Sub following the Closing Date.

     1.5  Excluded Liabilities.  Alloy is not assuming any Liabilities of
          --------------------
MarketSource or any of its Affiliates. Acquisition Sub shall have no liability whatsoever for any Liabilities of MarketSource which are not specifically assumed under Section 1.4, and, without limiting the generality of the foregoing, Acquisition Sub shall not be deemed to assume, nor shall it assume the following Liabilities (the "Excluded Liabilities"):

     (a) any and all Liabilities arising under or relating to any written or oral contracts, agreements, guaranties, understandings, deeds, mortgages, indentures, leases, licenses, commitments, undertakings or other documents or instruments to which MarketSource or any Affiliate thereof is a party, other than the Assumed Contracts to the extent specifically set forth in Section 1.4(a);

     (b) any and all Liabilities of MarketSource or any of its Affiliates in respect of any indebtedness for or guarantees of borrowed money;

     (c) any and all Liabilities of MarketSource to any Affiliate or current or former stockholder of MarketSource;

     (d) any and all Liabilities of MarketSource or any of its Affiliates for or in respect of Taxes including, without limitation, any Taxes resulting from or relating to the consummation of the transaction contemplated hereby (including any state Taxes that may become due as a result of any Bulk Sale or similar statute that may be assessed against Acquisition Sub or Alloy following the Closing);

     (e) any and all Liabilities of MarketSource or any of its Affiliates arising out of or relating, directly or indirectly, to any property of which MarketSource or such Affiliate has disposed or proposed to dispose, including any and all Liabilities to any other person or entity incurred in connection with any sale or proposed sale of (i) all or any substantial part of MarketSource or any Affiliate, or any other business combination or proposed business combination, (ii) any real property of MarketSource or any Affiliate,
(iii) any other business or (iv) any securities of MarketSource, any Affiliate or any other entity;

     (f) any and all Liabilities arising out of or relating, directly or indirectly, to any Employee Plan or the termination thereof including, without limitation, MarketSource's Incentive Compensation Plan and MarketSource's obligations to the 360 Youth Business Employees under such plan as set forth in
Section 6.9 of this Agreement;

     (g) any and all Liabilities with respect to fees and expenses incurred by MarketSource or any of its Affiliates in connection with the sale or proposed sale or other disposition or proposed disposition of all or part of the assets or capital stock of MarketSource or any Affiliate (including the Transaction Expenses);

     (h) any and all Liabilities of MarketSource or any of its Affiliates to any present or former employee or independent contractor of MarketSource or any Affiliate thereof;

     (i) any and all Liabilities of MarketSource or any of its Affiliates for any Actions against MarketSource or any Affiliate, including any Actions pending or threatened against MarketSource as of the Closing Date;

     (j) any and all Liabilities of MarketSource or any of its Affiliates for damage or injury to person or property including, without limitation, those resulting from or arising out of environmental claims;

     (k) any and all Liabilities of MarketSource or any of its Affiliates arising out of or resulting from non-compliance with any Federal, state, local or foreign laws, ordinances, regulations or orders;

     (l) any and all Liabilities of MarketSource or any of its Affiliates arising out of, relating to or resulting from any obligation to indemnify any person or entity (including officers and directors of MarketSource) (other than as specifically set forth in any of the Assumed Contracts);

     (m) any and all Liabilities of MarketSource or any of its Affiliates arising under this Agreement or any of the Related Agreements;

     (n) any and all other Liabilities attributable in any manner to the Excluded Assets; and

     (o) any and all other Liabilities of MarketSource or any of its Affiliates that are not Assumed Liabilities.

     1.6  Continuing Liabilities.  Notwithstanding anything contained herein to
          ----------------------
the contrary, to the extent that any Assumed Liability assumed by Acquisition Sub pursuant to Section 1.4, or any Damages imposed on Acquisition Sub by operation of law or otherwise in connection with, or which otherwise arises out of or in relation to, the transactions contemplated hereby (other than Acquisition Sub's assumption of the Assumed Liabilities assumed by it pursuant to Section 1.4), results from or arises out of an event or condition which is continuing or continuous in nature, Acquisition Sub shall assume and discharge only that portion of such Assumed Liability or Damage that results from or arises out of that part of the event which occurs or condition which exists after the Closing, without, however, releasing MarketSource from its obligation to discharge that portion of such Assumed Liability or Damage that results from that part of the event which occurs or condition which exists prior to the Closing; provided, however, that MarketSource shall discharge all of such
         --------  -------
continuing or continuous Assumed Liabilities or Damages, including, without limitation, those Assumed Liabilities assumed by Acquisition Sub pursuant to
Section 1.4 if and to the extent they result from a breach by MarketSource of any of its representations, warranties or covenants hereunder.

     1.7  Closing.   The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") will take place at 10:00 a.m. (Eastern time) on November 26, 2001 (the "Closing Date"), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York, unless another time or place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York. All transactions contemplated to take place at the Closing shall be deemed to be effective as of 5:00 p.m. on the Closing Date (the "Effective Time") and events taking place, and periods ending after the Effective Time shall be deemed to have taken place, or ended, after the Closing.

     1.8  Closing Deliveries.  At the Closing, in addition to the agreements set
          ------------------
forth in Article IV, the parties shall execute and deliver the following documents:

     (a) MarketSource and Acquisition Sub shall execute and deliver the Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit A attached
                                                         ---------
hereto (the "Bill of Sale, Assignment and Assumption Agreement") pursuant to which MarketSource will transfer and assign to Acquisition Sub certain of the Acquired Assets and Acquisition Sub will assume the Assumed Liabilities;

     (b)  [intentionally omitted];

     (c) MarketSource will execute and deliver the Trademark Assignment in the form of Exhibit C attached hereto (the "Trademark Assignment") pursuant to which
        ---------
MarketSource will transfer and assign to Acquisition Sub the Trademarks being acquired by Acquisition Sub pursuant to this Agreement; and

     (d) All such other bills of sale, assignment and assumption agreements, endorsements, intellectual property right assignments, certificates of title, consents and other good and sufficient instruments and documents of conveyance and transfer, all dated the Closing Date and in a form reasonably satisfactory to Alloy and Acquisition Sub, as Alloy and Acquisition Sub reasonably shall deem necessary or appropriate to vest in or confirm to Acquisition Sub full and complete right, title and interest in and to all of the Acquired Assets (collectively, the "Other Assignments").

     On the Closing Date, MarketSource shall transfer all of the Acquired Assets, including the 360 Youth IP Rights, to such location or locations as Acquisition Sub reasonably may request.

     1.9  Further Assurances.  At any time and from time to time after the
          ------------------
Closing, at the request of Alloy or Acquisition Sub and without further consideration, MarketSource will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and will take such further action, as may be reasonably requested in order to more effectively transfer, convey and assign to Acquisition Sub, and to confirm Acquisition Sub's title to, the Acquired Assets, and each of the parties shall execute such other documents and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, MarketSource shall, from time to time and at no cost to Acquisition Sub, cooperate with, and take all action reasonably requested by, Acquisition Sub to effectively transition the Acquired Assets and the operation and ownership of the 360 Youth Business, including, without limitation, all financial information relating to the 360 Youth Business, all clients, suppliers and vendors of the 360 Youth Business and employees, independent contractors and agents of

MarketSource who perform services in connection with the operation of the 360 Youth Business (it being understood that MarketSource shall assist Acquisition Sub in identifying such employees, independent contractors and agents) and all technology (including software licenses), infrastructure and infrastructure-related systems used in connection with the operation of the 360 Youth Business, from MarketSource to Acquisition Sub, and shall make its officers, employees and agents available to, and direct such officers, employees and agents to cooperate with, Acquisition Sub for such purposes. Further, promptly following the Closing, MarketSource shall cause its accountants, BDO Seidman, LLP, to prepare audited financial statements in accordance with Regulation S-X promulgated under the Securities Act which might be required in connection with any filings required of Alloy with respect to the transactions contemplated hereby pursuant to the Securities Act or the Exchange Act.

                                   ARTICLE II

                                 PURCHASE PRICE

     2.1  Purchase Price; Performance Stock Payment.
          -----------------------------------------

     (a)  Purchase Price.  The entire consideration (the "Purchase Price")
          --------------
payable by Alloy and Acquisition Sub for the Acquired Assets shall, subject to adjustment pursuant to Section 2.3, be an aggregate of (i) $13,375,000 in cash (the "Closing Cash Payment"); (ii) the number of shares (the "Alloy Shares") of common stock, $0.01 par value per share, of Alloy ("Alloy Common Stock") as is obtained by dividing (A) $25,000,000 by (B) $13.5905 (the "Stipulated Price");
(iii) a warrant to purchase up to 100,000 shares of Alloy Common Stock, which warrant shall be in the form of Exhibit L-1 attached hereto (the "Warrant"); and
                                -----------
(iv) if earned, the Performance Stock Payment.

     (b)  Performance Stock Payment. As soon as practical after December 1, 2002
          -------------------------
(the "EBIT Determination Date"), Alloy will determine the amount of Adjusted EBIT (as hereinafter defined) of Acquisition Sub generated during the period from the Closing Date to the EBIT Determination Date (the "360 Youth EBIT") in accordance with U.S. generally accepted accounting principles ("GAAP") as in effect on the Closing Date and shall deliver a written notice to MarketSource setting forth the Adjusted EBIT and the calculation thereof, together with copies of such financial statements relied upon by Alloy in preparing such calculation and such other documents as MarketSource may reasonably request that Alloy reasonably determines would support its calculation of the 360 Youth EBIT; provided, however, that Alloy shall have no obligation to deliver to
--------  -------
MarketSource any work papers or other confidential information pertinent to such calculation. For purposes hereof, "Adjusted EBIT" shall mean Acquisition Sub's earnings before interest, taxes and depreciation and amortization of not more than $350,000. In determining the Adjusted EBIT in all cases, including, without limitation, the determination in accordance with the dispute resolution procedures set forth in this Section 2.1(b), the following principles shall apply:

          (i) The Adjusted EBIT shall include an allocation of overhead charges for the

                 360 Youth EBIT calculation period in the amount of $350,000 for Administrative Services (as such term is defined in the Services Agreement) to be provided to Acquisition Sub by MarketSource or by any other party, including Alloy and, with respect to legal services, outside counsel (but only to the extent that such outside counsel provides legal services of a nature that were typically performed by MarketSource's in-house counsel prior to the Closing Date), regardless of Acquisition Sub's actual cost of such services, it being understood that such allocation does not include audit fees, outside legal fees (other than outside legal fees for legal services that are of a nature that were typically performed by MarketSource's in-house counsel prior to the Closing Date, it being understood that legal services relating to litigation matters shall not constitute services typically performed by MarketSource's in-house counsel) and other professional service fees, charges under maintenance or service agreements (other than the Services Agreement), insurance expenses, depreciation, rent, utilities or any other overhead costs necessary to operate the 360 Youth Business in a commercially reasonable manner.

          (ii) The Adjusted EBIT shall not include any extraordinary (as the term "extraordinary" is defined under GAAP) items of income, gain or loss that may be realized;

          (iii) If either Alloy, Acquisition Sub or any Affiliate thereof effects an acquisition whereby any such acquired business or assets are assumed by or merged into Acquisition Sub, Alloy and MarketSource shall negotiate in good faith, on a case by case basis, any applicable adjustments to the 360 Youth EBIT calculation; and

          (iv) Alloy and Acquisition Sub each shall earn a 20% commission on sales of products and services of the other and their respective subsidiaries during the 360 Youth EBIT calculation period. For sales of products and services of any unrelated third party for which Alloy or Acquisition Sub or their respective subsidiaries act as a sales representative during the 360 Youth EBIT calculation period, Alloy and Acquisition Sub each shall earn a commission on sales of such products and services equal to 20% of the commission that the such unrelated third party pays for the transaction in question. Consequently, in determining the 360 Youth EBIT, (a) the revenues of Acquisition Sub shall not include the gross amount of sales of products and services of Alloy and its subsidiaries other than Acquisition Sub and its subsidiaries, if any, but rather shall only include the amount of the commission so earned whether or not such commissions shall have been paid during the EBIT calculation period, and (b) the expenses of Acquisition Sub shall include any such commissions earned by Alloy or any of its subsidiaries (other than Acquisition Sub and its subsidiaries) whether or not such commissions shall have been paid during the EBIT calculation period.

     If MarketSource objects to Alloy's written determination of the 360 Youth EBIT, it shall deliver to Alloy written notice of such objection within sixty
(60) calendar days after its receipt thereof (an "EBIT Dispute Notice") setting forth, in reasonable specificity, the nature of its dispute and, if feasible, its alternative calculation of the 360 Youth EBIT. If MarketSource does not timely deliver to Alloy an EBIT Dispute Notice, it shall be deemed to have agreed to Alloy's determination of the 360 Youth EBIT. If MarketSource does timely deliver to Alloy an EBIT Dispute Notice, representatives of Alloy and MarketSource shall meet within fifteen (15) calendar days after Alloy's receipt of the EBIT Dispute Notice to attempt to resolve any dispute referenced therein. Any dispute not able to be resolved within such 15 calendar day period shall be submitted to an independent accounting firm reasonably acceptable to Alloy and MarketSource within twenty (20) days following the expiration of such 15-day period to arbitrate the dispute (the "Arbitrator"). If Alloy and MarketSource are unable to agree on the Arbitrator within such 20-day period, either may request that the American Arbitration Association appoint an independent accounting firm to act as Arbitrator hereunder, and any firm appointed after such request shall be the Arbitrator hereunder absent mutual agreement of Alloy and MarketSource on a replacement Arbitrator. Alloy and MarketSource shall, within the next twenty (20) calendar days after the selection or appointment, as applicable, of the Arbitrator, present their positions with respect to the disputed item(s) to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of all evidentiary materials, be required to submit its written decision on each disputed item to Alloy and MarketSource within thirty (30) days thereafter. Any determination by the Arbitrator with respect to any disputed item shall be final, binding and conclusive on each party to this Agreement absent manifest error. The costs of the Arbitrator shall be borne by the party whose determination of the 360 Youth EBIT was farthest from the determination of the 360 Youth EBIT by the Arbitrator, or equally by Alloy and MarketSource, if the determination by the Arbitrator is equidistant between the determinations of the parties.

     If, upon final determination of the 360 Youth EBIT (whether upon agreement of the parties or by the Arbitrator), the 360 Youth EBIT is greater than $5,000,000, Alloy shall, within fifteen (15) days of such final determination, instruct its transfer agent to issue and deliver to MarketSource an aggregate number of additional shares of Alloy Common Stock which could be purchased at the Stipulated Price per share for an amount equal to seven (7) times the amount of the 360 Youth EBIT in excess of $5,000,000 (the "Performance Stock Payment"). Notwithstanding the foregoing, the number of shares issuable in connection with the Performance Stock Payment shall be capped at 1,545,197 shares (as such number may be adjusted for any stock dividend, stock split, combination or similar recapitalization occurring from and after the date of this Agreement) regardless of the actual amount of the 360 Youth EBIT.

     2.2  Escrow Deposit; Delivery of Purchase Price.
          ------------------------------------------

     (a)  Escrow Agreements. Reference is made to (i) the escrow agreement dated
          -----------------
as of the Closing Date between MarketSource, Alloy, Acquisition Sub and State Street Bank and Trust Company (the "Escrow Agent") in the form of Exhibit D-1
                                                                  -----------
attached hereto (the "Escrow Agreement"), for the purpose of, among other things, securing the indemnification obligations of the MarketSource Indemnifying Parties pursuant to Article VII hereof and (ii) the escrow agreement dated as of the Closing Date between MarketSource, Alloy, Acquisition Sub and Stern, Greenberg & Kilcullen, as escrow agent, in the form of Exhibit D-2 attached hereto (the "Supplement Escrow Agreement").
   -----------

     (b)  Escrow Deposit.  At the Closing, Alloy (i) shall cause to be deposited
          --------------
with the Escrow Agent, and MarketSource, by its execution and delivery of this Agreement, hereby authorizes and directs Alloy to make such deposit on its behalf a certificate representing 283,286 Alloy Shares (the "Escrow Shares"), to be held by the Escrow Agent in accordance with the provisions of the Escrow Agreement and (ii) shall cause to be deposited with Stern, Greenberg & Kilcullen, and MarketSource, by its execution and delivery of this Agreement, hereby authorizes and directs Alloy to make such deposit on its behalf, the sum of $300,000 (the "Escrow Cash") to be held in accordance with the provisions of the Supplemental Escrow Agreement.

     (c)  Delivery of Purchase Price.   At the Closing, Alloy shall deliver to
          --------------------------
MarketSource: (i) the Closing Cash Payment (net of the Escrow Cash); (ii) a certificate representing the Alloy Shares (net of the Escrow Shares) and (iii) the Warrant. No fractional shares of Alloy Common Stock shall be issued in connection with the Purchase Price Payment, but in lieu thereof, MarketSource will receive from Alloy, an amount of cash (without interest), rounded up to the nearest cent, equal to (i) the Stipulated Price multiplied by (ii) the fraction of a share of Alloy Common Stock otherwise issuable to MarketSource.

     2.3  Working Capital Adjustment.
          --------------------------

     (a) For purposes hereof, the term "Working Capital" shall mean the current assets of MarketSource that constitute Acquired Assets less the current liabilities of MarketSource that constitute Assumed Liabilities, and the term "Working Capital Target" shall mean $-450,000. On the Closing Date, MarketSource shall calculate the Working Capital as of the Closing Date (the "Estimated Working Capital") and shall deliver to Alloy a certificate setting forth such calculation in reasonable detail (the "Working Capital Statement"). If the Working Capital Target exceeds the Estimated Working Capital, the Closing Cash Payment shall be reduced by an amount equal to the amount by which the Working Capital Target exceeds the Estimated Working Capital. As promptly as reasonably practicable after the Closing, Alloy shall cause an independent accounting firm of its selection to review the Working Capital Statement to verify the accuracy of the determination of the Estimated Working Capital as set forth therein. If such firm determines that the Working Capital as of the Closing Date was greater or less than the Estimated Working Capital (the "Revised Working Capital"), Alloy shall deliver to MarketSource a notice (the "Adjustment Notice") setting forth the Revised Working Capital and the calculation thereof in reasonable detail. MarketSource shall have ten (10) days from its receipt of the Adjustment Notice to provide written notice that it disputes the Adjustment Notice, which notice shall provide a detailed description of such dispute (a "Dispute Notice"). If MarketSource does not timely deliver a Dispute Notice to Alloy, the determination of the Revised Working Capital shall be final and binding on all parties and the Purchase Price shall be adjusted in accordance with the provisions of Section 2.3(b). If MarketSource timely delivers a Dispute Notice to Alloy, Alloy and MarketSource shall mutually agree on an independent public accounting firm (the "Independent Auditor") within twenty (20) days of the delivery of the Dispute Notice to review the Working Capital Statement and the Adjustment Notice (and all related information). If Alloy and MarketSource are unable to agree on the Independent Auditor within such 20-day period, either may request that the American Arbitration Association appoint an independent accounting firm to act as Independent Auditor hereunder, and any firm appointed after such request shall be the Independent Auditor hereunder absent mutual agreement of Alloy and MarketSource on a replacement Independent Auditor. The Independent Auditor shall determine the Working Capital as of the Closing Date (the "Audited Working Capital") and the Purchase Price shall be adjusted in accordance with the provisions of Section 2.3(b). The Independent Auditor's determination of the Audited Working Capital shall be final and binding on all parties absent manifest error. The costs of the Independent Auditor shall be borne by the party whose determination of the Working Capital as of the Closing Date was farthest from the determination of the Final Working Capital, or equally by Alloy and MarketSource if the determination by the Independent Auditor is equidistant between the determinations of the parties. For purposes hereof, "Final Working Capital" shall mean either (i) the Revised Working Capital or (ii) the Audited Working Capital, as the case may be.

     (b)  The Purchase Price shall be adjusted as follows:

          (i) If the Working Capital Target exceeded the Estimated Working Capital as of the Closing Date, then (A) if the Final Working Capital exceeds the Estimated Working Capital, Alloy shall pay to MarketSource in cash an amount equal to the amount by which the Final Working Capital exceeds the Estimated Working Capital, or (B) if the Estimated Working Capital exceeds the Final Working Capital, MarketSource shall pay to Alloy in cash an amount equal to the amount by which the Estimated Working Capital exceeds the Final Working Capital; and

          (ii) If the Estimated Working Capital was equal to or exceeded the Working Capital Target as of the Closing Date, then (A) if the Final Working Capital exceeds the Working Capital Target, Alloy shall pay to MarketSource in cash an amount equal to the amount by which the Final Working Capital exceeds the Working Capital Target, or (B) if the Working Capital Target exceeds the Final Working Capital, MarketSource shall pay to Alloy in cash an amount equal the amount by the Working Capital Target exceeds the Final Working Capital.

     2.4  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Acquired Assets and the covenant not to compete to be entered into by MarketSource in connection with this Agreement and shall be consistent with the requirements of Section 1060 of the Code, and the regulations thereunder. Alloy and MarketSource agree that such allocation shall be fair and equitable. Alloy and MarketSource agree to report this transaction for Tax purposes, including the filing of Internal Revenue Service Form 8594 (Asset Acquisition Statement), in accordance with such allocation and to defend such allocation before, and not take any positions that are inconsistent with such allocation before, any Governmental Authority charged with the collection of Taxes, or in any judicial proceeding.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of MarketSource.  MarketSource hereby
          ----------------------------------------------
represents and warrants to Alloy and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by MarketSource and delivered to Alloy and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Disclosure Schedule"):

     (a)  Organization; Good Standing; Qualification and Power.  MarketSource
          ----------------------------------------------------
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement and the Related Agreements to which MarketSource is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) except as set forth in
Section 3.1(a) of the Disclosure Schedule, is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on MarketSource, the 360 Youth Business or the business, properties, condition (financial or otherwise), assets, liabilities, operations, results of operations, prospects or affairs of MarketSource or of the 360 Youth Business (a "360 Youth Material Adverse Effect"). MarketSource has delivered to Alloy true and complete copies of the Certificate of Incorporation and by-laws of MarketSource, in each case as amended to the date hereof. As used herein, "Certificate of Incorporation" shall mean the certificate of incorporation, and all amendments thereto, of the named corporation, as the same may have been restated, and all amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     (b)  Subsidiaries; Equity Investments.  MarketSource does not currently
          --------------------------------
have, or, except as set forth in Section 3.1(b) of the Disclosure Schedule, has it ever had, any subsidiaries, nor does it currently own, or, except as set forth in Section 3.1(b) of the Disclosure Schedule, has it ever owned, any capital stock or other proprietary interest, directly or indirectly, in any corporation, limited liability company, association, trust, partnership, joint venture or other entity.

     (c)  [Intentionally Omitted].
          -----------------------

     (d)  Authority; No Consents.  The execution, delivery and performance by
          ----------------------
MarketSource of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of MarketSource; and this Agreement has been, and the Related Agreements to which it is a party when executed and delivered by MarketSource will be, duly and validly executed and delivered and the valid and binding obligations of MarketSource, enforceable against it in accordance with their respective terms. Except as set forth in Section 3.1(d) of the Disclosure Schedule, the execution, delivery and performance of this Agreement or the Related Agreements to which it is a party, the consummation by MarketSource of the transactions contemplated hereby or thereby, nor compliance by MarketSource with any provision hereof or thereof will (A) conflict with, (B) result in any material violation of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of MarketSource under any term, condition or provision of (x) any instrument or agreement to which MarketSource is a party, or by which MarketSource or any of its properties, assets or rights may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to MarketSource or any of its properties, assets or rights or conflict with or result in any violation of MarketSource's Certificate of Incorporation or by-laws. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person or entity is required in connection with the execution, delivery and performance by MarketSource of this Agreement or the Related Agreements or the consummation by MarketSource of the transactions contemplated hereby or thereby, except for (i) the consents listed in Section 3.1(d) of the Disclosure Schedule and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a 360 Youth Material Adverse Effect or impair in any material respect the ability of MarketSource to consummate the transactions contemplated by this Agreement.

     (e)  Financial Information.
          ---------------------

          (i) MarketSource has previously delivered to Alloy the following financial statements (collectively, the "MarketSource Financial Statements"):

               (1) the unaudited balance sheet of MarketSource as of October 31, 2001 and the related statements of income, cash flow and shareholders' equity for the ten-month period then ended, prepared by MarketSource in the ordinary course of business (the "Interim MarketSource Financial Statements"), and the unaudited consolidating balance sheet of MarketSource relating solely to the operations of the 360 Youth Business as of October 31, 2001 and the related statements of income, cash flow and shareholders' equity for the ten-month period then ended, prepared by MarketSource (the "Interim 360 Youth Financial Statements");

               (2) the audited balance sheets of MarketSource as of December 31, 1999 and December 31, 2000, and the related audited statements of income, cash flow and shareholders' equity for the periods then ended (including complete footnotes thereto), certified by MarketSource's independent public accountants, and accompanied by a copy of such auditor's report, and the unaudited consolidating balance sheets of MarketSource relating solely to the operations of the 360 Youth Business as of December 31, 1999 and December 31, 2000, and the related statements of income, cash flow and shareholders' equity for the periods then ended (included complete footnotes thereto), prepared by MarketSource; and

               (3) the unaudited consolidating balance sheet of MarketSource relating solely to the operations of the 360 Youth Business as of the Closing Date prepared by MarketSource after giving effect to the transactions contemplated by this Agreement (the "Closing 360 Youth Balance Sheet").

          (ii) The MarketSource Financial Statements are in accordance with the books and records of MarketSource, fairly present the financial condition of MarketSource or the 360 Youth Business, as the case may be, as of the dates indicated and the results of operations of MarketSource, or the 360 Youth Business, as the case may be, for the respective periods indicated, and have been prepared in accordance with GAAP, except, in the case of the Interim MarketSource Financial Statements, the Interim 360 Youth Financial Statements and the Closing 360 Youth Balance Sheet, for the absence of complete footnote disclosure as required by GAAP and subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of MarketSource's or the 360 Youth Business's, as the case may be, assets, liabilities, revenue or expense. The Interim 360 Youth Financial Statements and the Closing 360 Youth Balance Sheet have been prepared by MarketSource for its use in the Ordinary Course of Business.

     (f)  Absence of Undisclosed Liabilities.  At October 31, 2001, with respect
          ----------------------------------
to the balance sheet set forth in the Interim 360 Youth Financial Statements, and at the Closing Date, with respect to the Closing 360 Youth Balance Sheet, respectively, to the knowledge of MarketSource, MarketSource had no liability or obligation of any nature, whether matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability") relating in any manner to, or arising from the operation of, the 360 Youth Business, either individually or in the aggregate in excess of $20,000, required to be set forth therein in order for such balance sheets to accurately present the financial condition of the 360 Youth Business at the respective dates thereof which was not provided for or disclosed thereon, other than those Liabilities arising in the Ordinary Course of Business as a result of the accounting practices used by MarketSource in a consistent manner in the Ordinary Course of Business, and all liability reserves established by MarketSource and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on such balance sheets, respectively, as required by FAS No. 5.

     (g)  Absence of Changes.  Since January 1, 2001 or such other date as is
          ------------------
specifically provided below, except as set forth in Section 3.1(g) of the Disclosure Schedule, the 360 Youth Business has been operated in the Ordinary Course of Business, and there has not been:

          (i) any event or other action (or inaction) that has occurred that could have a 360 Youth Material Adverse Effect;

          (ii) any damage, destruction or loss to any of the Acquired Assets, whether or not covered by insurance, having or which could have a 360 Youth Material Adverse Effect;

          (iii) any Liability relating in any manner to, or arising from the operation of, the 360 Youth Business created, assumed, guaranteed or incurred, or any material transaction, contract or commitment relating in any manner to the 360 Youth Business entered into by MarketSource other than in the Ordinary Course of Business;

          (iv) any payment, discharge or satisfaction of any material Encumbrance on any of the Acquired Assets or Liability relating in any manner to, or arising from the operation of, the 360 Youth Business by MarketSource or any cancellation by MarketSource of any material debts or claims relating in any manner to, or arising from the operation of, the 360 Youth Business or any amendment, termination or waiver of any rights of material value to MarketSource relating in any manner to, or arising from the operation of, the 360 Youth Business;

          (v)    [intentionally omitted];

          (vi) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights of MarketSource) relating in any manner to, or used in the operation of, the 360 Youth Business other than in the Ordinary Course of Business;

          (vii) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement relating in any manner to the 360 Youth Business between MarketSource and any other person;

          (viii) any material write-down or write-up of the value of any asset of MarketSource relating in any manner to, or used in the operation of, the 360 Youth Business, or any write-off of any accounts receivable or notes receivable of MarketSource or any portion thereof relating in any manner to, or arising from the operation, of the 360 Youth Business, in any event in excess of $20,000 in the aggregate;

          (ix) any increase in or modification of compensation payable or to become payable to any Transferred Employee other than in the Ordinary Course of Business and consistent with past practice, or the entering into of any employment contract with any officer or Transferred Employee;

          (x) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any Transferred Employee;

          (xi) any material change in the manner in which MarketSource extends discounts or credit to customers or otherwise deals with customers of the 360 Youth Business;

          (xii) any termination of any Transferred Employee or any expression of intention by any Transferred Employee to resign from employment with MarketSource (except as contemplated by Section 6.9);

          (xiii) [intentionally omitted];

          (xiv)  any labor dispute or any union organizing campaign;

          (xv) the commencement of any litigation or other action by or against MarketSource relating in any manner to the 360 Youth Business;

          (xvi) since October 1, 2001, any entry by MarketSource into any agreement, understanding, commitment or transaction involving any expense or capital expenditure by MarketSource relating in any manner to the 360 Youth Business in excess of $50,000 individually or any series of related agreements, understandings, commitments or transactions involving expenses or capital expenditures of MarketSource in excess of $50,000 in the aggregate; or

          (xvii) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for MarketSource to take any of the actions specified in items (i) through (xvi) above.

     (h)  Tax Matters.  MarketSource and each other corporation or entity (if
          -----------
any) included in any consolidated or combined tax return in which MarketSource has been included have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them as they relate to the 360 Youth Business (the "Tax Returns") with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due. All such Tax Returns will be correct and complete in all material respects at the time of filing. MarketSource has not agreed to, nor is it required to, make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause
(A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     (i)  Title to Assets, Properties and Rights and Related Matters.
          ----------------------------------------------------------
MarketSource has good and valid title to all of the Acquired Assets free and clear of all Encumbrances of any kind or character other than Permitted Encumbrances. The Acquired Assets are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The Acquired Assets include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary or desirable to enable Acquisition Sub to carry on the 360 Youth Business in the manner as presently conducted by MarketSource and as proposed to be conducted. Except for the Shared Assets being retained by MarketSource, none of the assets, properties or rights being retained by MarketSource are used in, or necessary or desirable for, the operation of the 360 Youth Business as currently conducted or as proposed to be conducted. As used herein, (A) the term "Encumbrances" means and includes security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, (B) "Permitted Encumbrances" means (i) liens for taxes, assessments and other governmental charges or levies not due and payable, or which currently are being contested in good faith by appropriate proceedings and which are specifically listed on the appropriate section of the Disclosure Schedule, (ii) mechanics', workmen's, repairmen's, materialmen's, warehousemen's, vendors' and carriers' liens, and other similar liens arising in the Ordinary Course of Business for charges which are not delinquent, or which currently are being contested in good faith by appropriate proceedings and have not proceeded to judgment and which specifically are listed on the appropriate section of the Disclosure Schedule, and (iii) liens in respect of judgments or awards which specifically are listed on the appropriate section of the Disclosure Schedule and with respect to which there shall be a good faith current prosecution of an appeal or proceedings for review which is secured by an appropriate bond or a stay of execution pending such appeal or proceedings for review, and (C) "Ordinary Course of Business" means the operation of the 360 Youth Business in the ordinary course of business consistent with MarketSource's usual and customary practices in managing and operating the 360 Youth Business as they existed on September 30, 2001 without regard to the transactions contemplated hereby.

     (j)  Real Property - Owned or Leased.  Section 3.1(j) of the Disclosure
          -------------------------------
Schedule contains a list and brief description of (i) all real property leased by MarketSource together with all buildings and other structures and material improvements located on such real property used in any way in connection with the operation of the 360 Youth Business (the "Leased Real Property") and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) (C) the termination date of the Lease, (D) notice requirements with respect to termination, (E) the annual rental payment thereunder, and (F) any renewal or purchase terms thereof. MarketSource is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and constitute valid and binding obligations of MarketSource. MarketSource has made available to Alloy true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

     (k)  Intellectual Property.
          ---------------------

          (i) Except as set forth in Section 3.1(k)(i)(1) of the Disclosure Schedule, MarketSource has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights used in connection with or necessary for the conduct of the 360 Youth Business in the Ordinary Course of Business and as proposed to be conducted after the Closing Date, including all Intellectual Property Rights set forth in Section 3.1(k)(i)(2) of the Disclosure Schedule (collectively, the "360 Youth IP Rights");

          (ii) The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the other transactions contemplated hereby or thereby, will not breach, violate or conflict with any instrument or agreement governing any 360 Youth IP Rights in any material respect, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any 360 Youth IP Right or materially impair the right of MarketSource or Acquisition Sub to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any 360 Youth IP Right or portion thereof;

          (iii) To the knowledge of MarketSource, there are no royalties, honoraria, fees or other payments payable by MarketSource to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of any 360 Youth IP Rights;

          (iv) Except as set forth in Section 3.1(k)(iv) of the Disclosure Schedule, neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently or proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by MarketSource or currently under development by MarketSource violates any license (or sublicense) or agreement of MarketSource with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the knowledge of MarketSource, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery, (electronically or otherwise) or agreement with MarketSource relating to, any 360 Youth IP Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any 360 Youth IP Right, nor is there any basis for any such claim. MarketSource has not received any notice asserting that any 360 Youth IP Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion;

          (v) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of MarketSource (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by MarketSource within the meaning of United States' copyright law or (B) have been duly assigned to MarketSource in writing, except to the extent that any failure to constitute a "works made for hire" or to assign any such work would not, either individually or in the aggregate, have a 360 Youth Material Adverse Effect;

          (vi) Section 3.1(k)(vi) of the Disclosure Schedule sets forth, for all 360 Youth IP Rights, a complete and accurate list of all United States and foreign (a) Patents; (b) Trademarks (including Internet domain registrations and unregistered Trademarks); and (c) Copyrights (including unregistered copyrights) indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed);

          (vii) To the knowledge of MarketSource, Section 3.1(k)(vii) of the Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any 360 Youth IP Rights, whether MarketSource is the licensee or licensor thereunder (except for shrink-wrap licenses for off-the-shelf software used by MarketSource and other licensees identified in Section 3.1(l) of the Disclosure Schedule) and any assignments, consents, term, forbearances to sue, judgments, orders, settlements or similar obligations relating to any 360 Youth IP Rights to which MarketSource is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property Rights covered thereby. The License Agreements are valid and binding obligations of MarketSource, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by MarketSource under any such License Agreement;

          (viii) All Trademarks of MarketSource that constitute 360 Youth IP Rights have been in continuous use by MarketSource. To the knowledge of MarketSource, except as set forth in Section 3.1(k)(viii) of the Disclosure Schedule, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; and

          (ix) As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); computer programs and other computer software (including, but not limited to the software); databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

     (l)  Software.
          --------

          (i) Section 3.1(l) of the Disclosure Schedule sets forth a true and complete list of all material software programs and applications licensed by MarketSource from any third party and used by MarketSource in the operation of the 360 Youth Business (the "Licensed Software").

          (ii) The Licensed Software is validly held and used by MarketSource, as applicable, and may be used by MarketSource pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party. Each of the license agreements relating to the Licensed Software are valid and binding obligations, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by MarketSource or the licensor under any such license agreement.

     (m)  Agreements, Etc.  Section 3.1(m) of the Disclosure Schedule sets forth
          ---------------
a true and complete list of all written or oral contracts, agreements and instruments (and, with respect to any oral contract, agreement or instrument, provides a description of the terms of such contract, agreement or instrument agreements and other instruments) to which MarketSource is a party or by which it or its properties are bound relating in any manner to the 360 Youth Business, the Acquired Assets or the Assumed Liabilities, including, without limitation, the following:

          (i) agreements for the development, modification or enhancement of computer software or multimedia products;

          (ii) distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar agreements or other agreements relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of MarketSource or of any business segment of MarketSource;

          (iii) joint venture, partnership or other agreements for the sharing of profits;

          (iv) collective bargaining agreements or other agreements with or commitment to any labor union;

          (v) agreements relating to the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from MarketSource, or pursuant to which MarketSource has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

          (vi) license (whether as licensor or licensee), sublicense, royalty, permit, or franchise agreements, including, without limitation, agreements pursuant to which MarketSource licenses any 360 Youth IP Rights to any third party (other than ordinary course licenses to end-users);

          (vii) agreements relating to the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

          (viii) employment agreements with any 360 Youth Business Employee or any other type of agreement, commitment or understanding with any 360 Youth Business Employee related to continued employement;

          (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plans or agreements, formal or informal, providing benefits to any 360 Youth Business Employee;

          (x) indentures, mortgages, promissory notes, loan agreements, guarantees or other agreements or commitments for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (xi) agreements, instruments or other arrangements granting or permitting any Encumbrance on any of the properties, assets or rights of MarketSource;

          (xii) leases for real property (whether as lessor or lessee) or any other lease or agreement under which MarketSource is lessee of or holds or operates any items of tangible personal property owned by any third party;

          (xiii)   agreements or commitments for charitable contributions;

          (xiv)    agreements or commitments for capital expenditures;

          (xv) agreements or arrangement for the sale of any assets, properties or rights;

          (xvi) agreements which restricts MarketSource from engaging in any aspect of its business or competing in any line of business in any geographic area;

          (xvii) confidentiality, non-competition, non-solicitation or assignment of inventions agreements with any 360 Youth Business Employee; or

          (xviii) other agreements or commitments which are material to MarketSource and the conduct of its business in the ordinary course.

     MarketSource has furnished to Alloy true and complete copies of all such agreements listed in Section 3.1(m) of Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of MarketSource, and, to the knowledge of MarketSource, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms,
(B) is in full force and effect and (y) except as set forth in Section 3.1(m) of Disclosure Schedule, neither MarketSource nor, to the knowledge of MarketSource, any other party or parties thereto, is or are in material default thereunder.

     (n)  No Defaults.  Except as set forth in Section 3.1(n) of the Disclosure
          -----------
Schedule, MarketSource has in all material respects performed all of the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Certificate of Incorporation or by-laws,
(ii) the Assumed Contracts or (iii) any other material agreement, lease, license, contract, commitment, instrument or obligation relating to the 360 Youth Business to which it is a party or by which any of the Acquired Assets are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default by it of any of the foregoing.

     (o)  Litigation, Etc.  Except as set forth in Section 3.1(o) of the
          ----------------
Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending or threatened against MarketSource relating in any manner to, or arising out of the operation of, the 360 Youth Business, nor is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality

("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against MarketSource relating in any manner to, or arising out of the operation of, the 360 Youth Business, or (iii) disputes with customers or vendors of the 360 Youth Business. Except as set forth in Section 3.1(o) of the Disclosure Schedule, there are no Actions pending or threatened, nor is there any basis therefor, with respect to (A) any of the Acquired Assets or Assumed Liabilities, (B) the employment by, or association with, Acquisition Sub, of any of the present officers or employees of or consultants to MarketSource (collectively, the "Designated Persons"), or (C) the use, in connection with the 360 Youth Business, of any information, techniques or processes presently utilized or proposed to be utilized by MarketSource or any of the Designated Persons, that Acquisition Sub or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. MarketSource has delivered to Alloy all material documents and correspondence relating to such matters referred to in Section 3.1(o) of Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with MarketSource or its products or services).

     (p)  Accounts and Notes Receivable.  All of the accounts receivable and
          -----------------------------
notes receivable owing to MarketSource being transferred and assigned to Acquisition Sub pursuant to this Agreement constitute valid and enforceable claims arising from bona fide transactions in the Ordinary Course of Business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in Section 3.1(p) of the Disclosure Schedule, there is (i) no account debtor or note debtor that has refused (or, to the knowledge of MarketSource, threatened to refuse) to pay any obligation to MarketSource arising from or related in any way to the 360 Youth Business for any reason, (ii) to the knowledge of MarketSource, no account debtor or note debtor owing an obligation to MarketSource arising from or related in any way to the 360 Youth Business that is insolvent or bankrupt and
(iii) no account receivable or note receivable being transferred and assigned to Acquisition Sub which is pledged to any third party by MarketSource.

     (q)  Accounts and Notes Payable.  Except as set forth in Section 3.1(q) of
          --------------------------
the Disclosure Schedule, all accounts payable and notes payable by MarketSource relating in any way to, or arising from the operation of, the 360 Youth Business, to third parties as of the date hereof arose in the Ordinary Course of Business, are listed in Section 1.4(b) of the Disclosure Schedule and, except as set forth in Section 3.1(q) of the Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith which are disclosed in Section 3.1(q) of Disclosure Schedule.

     (r)  Compliance; Governmental Authorizations and Consents.
          ----------------------------------------------------

          (i) Except as set forth in Section 3.1(r) of the Disclosure Schedule, MarketSource has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to the operation of the 360 Youth Business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours);

          (ii) MarketSource has all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of the 360 Youth Business as presently conducted or as proposed to be conducted, such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of MarketSource, threatened to revoke or limit any thereof, except to the extent that the failure to have any such license, consent, approval, authorization, permit, order, decree or other compliance agreement, to maintain the same in full force and effect or to be in compliance therewith would not, either individually or in the aggregate, have a 360 Youth Material Adverse Effect; and

          (iii) Section 3.1(r) of the Disclosure Schedule contains a true and complete list of all such governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements relating in any manner to, or used in the operation of, the 360 Youth Business under which MarketSource is operating or bound, MarketSource is not in default or alleged to be in default under any thereof and MarketSource has furnished to Alloy true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements shall be affected in any material respect by the transactions contemplated hereby or by any of the Related Agreements.

     (s)  Environmental Matters.
          ---------------------

          (i) To the knowledge of MarketSource, MarketSource has complied with and is in compliance with all Federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law);

          (ii) To the knowledge of MarketSource, MarketSource has obtained and adhered to all necessary material permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by MarketSource where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled;

          (iii) To the knowledge of MarketSource, there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by MarketSource except as permitted by Environmental Laws;

          (iv) To the knowledge of MarketSource, MarketSource has not transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances to any on-site or off-site location, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against MarketSource, Alloy or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and

          (v) To the knowledge of MarketSource, MarketSource does not or will not have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment,.

          For purposes hereof, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C.
     (S)1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.
     (S) 651 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     (t)  Labor Relations; Employees.
          --------------------------

          (i) Section 3.1(t) of the Disclosure Schedule identifies all employees and consultants employed or engaged by MarketSource that perform services on behalf of or related to the 360 Youth Business and sets forth each such individual, such individual's (i) rate of pay or annual compensation, (ii) job title, (iii) date of hire, (iv) annual vacation and sick time and (v) accrued vacation and sick days as of the Closing Date. Except as set forth on Section 3.1(t)(i) of the Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between MarketSource and any current or former stockholder, officer, director, employee, or any consultant that will constitute an Acquired Asset or an Assumed Liability. No such employment agreement disclosed on Section 3.1(t)(i) of the Disclosure Schedule will, as a direct or indirect result of the transactions contemplated hereby, require any payment by MarketSource or Acquisition Sub or any consent or waiver from any stockholder, officer, director, employee or consultant; or result in any change in the nature of any rights or any stockholder, officer, director, employee or consultant, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. No individual will as a direct or indirect result of the transactions contemplated hereby, accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan (as defined in Section 3.1(u)) included as part of the Acquired Assets and Assumed Liabilities, if any, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments that could result in the payment of any such benefits or payments.

          (ii) Except as set forth in Section 3.1(t)(ii) of the Disclosure Schedule, (A) MarketSource is not delinquent in payments to any of the 360 Youth Business Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither Alloy nor Acquisition Sub will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against MarketSource pending before the National Labor Relations Board or any comparable Governmental Authority, and none of MarketSource's policies or practices is currently being audited or, to the knowledge of MarketSource, investigated by any Federal, state or local government agency, in either case, relating in any manner to, or arising from the operation of, the 360 Youth Business or involving any 360 Youth Business Employee, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or, to the knowledge of MarketSource, threatened against or involving MarketSource which relates in any manner to, or arises from the operation of, the 360 Youth Business or involves any 360 Youth Business Employee, (E) to the knowledge of MarketSource, no labor union has taken any action with respect to organizing the employees of MarketSource, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements covering any 360 Youth Business Employee is pending and no claim therefor has been asserted against MarketSource, and (G) no 360 Youth Business Employee has informed any officer of MarketSource that such employee will terminate his or her employment or engagement with MarketSource or Acquisition Sub and MarketSource has no reason to believe that the 360 Youth Business Employees that accept employment with Acquisition Sub will not remain employees of Acquisition Sub for at least 180 days after the Closing. Neither MarketSource nor, to the knowledge of MarketSource, any employee or independent contractor of MarketSource that provides any services to MarketSource related in any manner to the 360 Youth Business, is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee or independent contractor with MarketSource or any other party because of the nature of the business conducted or proposed to be conducted by MarketSource or the execution and delivery of any confidentiality agreement or similar agreement by such employee.

     (u)  Employee Benefit Plans and Contracts.
          ------------------------------------

          (i) Section 3.1(u) of the Disclosure Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of MarketSource or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with MarketSource within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between MarketSource and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and MarketSource's salary and wage arrangements) currently or previously maintained, contributed to or entered into by MarketSource, or any ERISA Affiliate for the benefit of any Employee or former Employee under which MarketSource or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. MarketSource has provided to Alloy true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material modifications, and corporate resolutions related to such plans (B) the three most recent determination letters received from the IRS, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent audited financial statement and actuarial valuation, and (E) all related agreements, insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of MarketSource who provides or has provided any services to MarketSource related in any manner to the 360 Youth Business.

          (ii)     Each Employee Plan that is intended to be qualified under
     Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or, to the knowledge of MarketSource, threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or Secretary of the Treasury), and MarketSource and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; and MarketSource has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code section 401(k) and has determined that such fees are reasonable and has fully disclosed the nature and amount of such fees to each participant and beneficiary of such Employee Plan.

          (iii) No Employee Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in Section 413(c) of the Code. MarketSource has never incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan.

          (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of MarketSource. Each Employee Plan which is a group health plan has been maintained in compliance with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to Section 1862(b) (1) of the Social Security Act has been operated in compliance with the secondary payor requirements of Section 1862(b)(1) of such Act.

          (v) All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in the

     MarketSource Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

          (vi) Except as set forth on Schedule 3.1(u)(vi) of the Disclosure Schedule no Employee Plan currently or previously maintained by MarketSource or any of its ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither MarketSource nor its ERISA Affiliates has any obligations (whether written or real) to provide any post-termination benefits in the future (except for COBRA Coverage).

          (vii) The consummation of the transactions contemplated by this Agreement will not, except as set forth in Section 3.1(u)(vii) of the Disclosure Schedule, (A) entitle any individual to severance or separation pay, or (B) except as set forth in the relevant Employee Plans, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

     (v)  Insurance.  Section 3.1(v) of the Disclosure Schedule contains a list
          ---------
of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by MarketSource in connection with, or that relate in any manner to, the operation of the 360 Youth Business (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by MarketSource thereunder in connection with the 360 Youth Business during the three-year period immediately preceding the date of this Agreement, and the status thereof. Except as set forth in Section 3.1(v) of the Disclosure Schedule, MarketSource has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

     (w)  [Intentionally Omitted].
          -----------------------

     (x)  Brokers.  MarketSource has not, nor have any of its officers,
          -------
directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (y)  Related Transactions.  Except as set forth in Section 3.1(y) of the
          --------------------
Disclosure Schedule, no current or former director, officer or securityholder of MarketSource that is an Affiliate of MarketSource or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of MarketSource, a party to any transaction with MarketSource (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholders of MarketSource or associate thereof) relating to, or involving in any manner, the 360 Youth Business, or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the 360

Youth Business (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than MarketSource which relates to the business of, or should properly accrue to, MarketSource.

     (z)  Customers. Section 3.1(z) of the Disclosure Schedule sets forth a true
          ---------
and complete list of the twenty (20) largest revenue producing customers of MarketSource (taking into account only the revenues from the 360 Youth Business) during the period from January 1, 2001 to the date hereof.

     (aa) Minute Books. The minute books of MarketSource provided to Alloy for
          ------------
review contain a complete summary of all meetings of and actions by their respective directors and stockholders from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

     (bb) Business Generally. To the knowledge of MarketSource, there have been
          ------------------
no events or transactions, or information which has come to the attention of any officer, director or Key Employee of MarketSource that could reasonably be expected to have a 360 Youth Material Adverse Effect, and MarketSource is not obligated under any contract or agreement or subject to any Certificate of Incorporation or other corporate restriction which could have a 360 Youth Material Adverse Effect.

     (cc) Approval. The Board of Directors of MarketSource has unanimously
          --------
approved this Agreement and each of the Related Agreements to which MarketSource is a party and the transactions contemplated hereby and thereby. Approval by the stockholders of MarketSource of this Agreement, the Related Agreements to which MarketSource is a party or the consummation of the transactions contemplated hereby or thereby is not required by the DGCL.

     (dd) Investment Representations.  MarketSource:
          --------------------------

               (A) is acquiring the Alloy Shares, the Warrant, any shares of Alloy Common Stock that may be issued upon exercise of the Warrant (the "Warrant Shares") and the shares which may be delivered in satisfaction of the Performance Stock Payment, if any, (the "Performance Stock Shares") for investment and for MarketSource's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such securities or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

               (B) understand (1) that the Alloy Shares, the Warrant, the Warrant Shares and the Performance Stock Shares that may be issued have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of MarketSource as expressed herein, (2) that the Alloy Shares, the Warrant, the Warrant Shares and the Performance Stock Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in the Registration Rights Agreement, Alloy is under no obligation to so register the Alloy Shares, the Warrant, the Warrant Shares or Performance Stock Shares and (4) that the certificates evidencing such Alloy Shares, the Warrant, the Warrant Shares and the Performance Stock Shares will be imprinted with a legend in the form set forth in Section 6.2(b) that prohibits the transfer of such securities, except as provided in Section 6.2;

               (C) has been furnished with, and has read and reviewed, the Alloy SEC Documents;

               (D) has had an opportunity to ask questions of and have received satisfactory answers from the officers of Alloy or persons acting on Alloy's behalf concerning Alloy and the terms and conditions of an investment in Alloy Common Stock;

               (E) is aware of Alloy's business affairs and financial condition and has acquired sufficient information about Alloy to reach an informed and knowledgeable decision to acquire the Alloy Shares, the Warrant, the Warrant Shares and the Performance Stock Shares;

               (F) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

               (G) understands that if all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

               (H) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring and holding the Alloy Shares and the Performance Stock Shares; and

               (I) is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

     (ff) Disclosure. To the knowledge of MarketSource, neither Section 3.1 of
          ----------
this Agreement (including the Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Alloy or Acquisition Sub by or on behalf of MarketSource or any securityholder of MarketSource, pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     3.2  Intentionally Omitted.
          ---------------------

     3.3  Representations and Warranties of Alloy and Acquisition Sub. Alloy and
          -----------------------------------------------------------
Acquisition Sub represent and warrant to MarketSource as follows:

     (a)  Organization; Good Standing; Qualification and Power. Each of Alloy
          ----------------------------------------------------
and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Alloy has delivered to MarketSource true and complete copies of the Certificate of Incorporation and by-laws of each of Alloy and Acquisition Sub.

     (b)  Capital Stock. Alloy's Quarterly Report on Form 10-Q filed with the
          -------------
SEC on September 14, 2001, as amended, with respect to the fiscal quarter ended July 31, 2001 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Alloy as of September 5, 2001. Alloy has duly authorized and reserved for issuance the Alloy Shares, and, when issued in accordance with the terms of Article II, the Alloy Shares and the Performance Stock Shares (if any) will be validly issued, fully paid and nonassessable and free of preemptive rights.

     (c)  Authority. The execution, delivery and performance by Alloy and
          ---------
Acquisition Sub of this Agreement and each of the Related Agreements to which Alloy or Acquisition Sub is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Alloy and Acquisition Sub. This Agreement and each of the Related Agreements to which Alloy or Acquisition Sub is a party are valid and binding obligations of Alloy or Acquisition Sub, enforceable against Alloy or Acquisition Sub, as the case may be, in accordance with their respective terms. Neither the execution, delivery and performance by Alloy or Acquisition Sub of this Agreement and the Related Agreements to which Alloy or Acquisition Sub is a party, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with,
(B)
result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Alloy or Acquisition Sub under any term, condition or provision of (x) any instrument or agreement to which Alloy or Acquisition Sub is a party, or by which Alloy or Acquisition Sub or any of their properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Alloy or Acquisition Sub or any of their properties, assets or rights or (z) Alloy's or Acquisition Sub's Certificate of Incorporation or by-laws, as amended through the date hereof, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any other Related Agreement. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Alloy or Acquisition Sub of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Alloy or Acquisition Sub to consummate the transactions contemplated by this Agreement.

     (d) SEC Documents.
         -------------

         (i) Alloy has furnished or made available to MarketSource a correct and complete copy of Alloy's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended January 31, 2001, as amended, and the Form 10-Q and each report, schedule, registration statement and definitive proxy statement filed by Alloy with the SEC on or after the date of filing of the Form 10-Q which are all of the documents (other than preliminary material) that Alloy was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-K (collectively, the "Alloy SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective times, none of the Alloy SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Alloy SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the

     Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

         (ii) The financial statements (including the notes thereto) of Alloy included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Alloy as at the dates thereof and the results of their operations, shareholders' equity and cash flows for the period then ended.

     (e) [Intentionally Omitted].
          ---------------------

     (f) Disclosure. To the knowledge of Alloy and Acquisition Sub, neither
         ----------
Section 3.3 of this Agreement nor any of the SEC Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     (g) Litigation. There are no Actions pending or, to the knowledge of Alloy
         ----------
or Acquisition Sub, threatened against Alloy or Acquisition Sub, whether at law or in equity, or before or by and Governmental Authority, challenging or seeking to prevent the transactions contemplated by this Agreement.


                                   ARTICLE IV

                               RELATED AGREEMENTS

     On or prior to the Closing Date, the following agreements (such agreements, together with the Bill of Sale, Assignment and Assumption Agreement, Trademark Assignment and Other Assignments being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto:

     4.1   Escrow Agreements. Each of Alloy, Acquisition Sub, MarketSource and
               -----------------
the Escrow Agent are entering into the Escrow Agreement, in the form of
Exhibit D attached hereto, and each of Alloy, Acquisition Sub, MarketSource and
---------
Stern, Greenberg & Kilcullen are entering into the Supplemental Escrow Agreement, in the form of Exhibit D-2 attached hereto.
                          -----------

     4.2   Lockup Agreement. MarketSource is entering into an Investment
           ----------------
Representation and Lockup Agreement with Alloy, effective as of the Closing Date (the "Lockup Agreement"), in substantially the form of Exhibit E attached
                                                       ---------
hereto, providing, among other things, that MarketSource shall not transfer its shares of Alloy Common Stock following the Closing Date except as provided therein and including a representation as to MarketSource's intentions with respect thereto. Alloy shall be entitled to place legends on the certificates evidencing any Alloy

Common Stock to be received by MarketSource pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Alloy Common Stock, consistent with the terms of the Lockup Agreement, whether or not the Lockup Agreement is actually delivered to Alloy.

         4.3   Registration Rights Agreement. MarketSource, Alloy and Frank
               -----------------------------
Morelli are entering into a Registration Rights Agreement, effective as of the Closing Date, in the form of Exhibit F attached hereto (the "Registration Rights
                             ---------
Agreement"), providing for registration rights with respect to the Alloy Shares, the Performance Stock Shares, the Warrant Shares and certain other shares of Alloy Common Stock.

         4.4   Non-competition and Confidentiality Agreements. MarketSource and
               ----------------------------------------------
each stockholder and former stockholder of MarketSource is entering into a Non-competition and Confidentiality Agreement with Alloy and Acquisition Sub, effective as of the Closing Date, in the form of Exhibit G attached hereto. Each
                                                 ---------
Key Employee is entering into a Non-competition and Confidentiality Agreement, effective as of the Closing Date, in the form of Exhibit H-1 attached hereto,
                                                 -----------
and Frank Morelli is entering into a Non-competition and Confidentiality Agreement, effective as of the Closing Date, in the form of Exhibit H-2 attached hereto.

         4.5   Employment Offer Letters. Each existing key employee of
               ------------------------
MarketSource identified in Section 4.5 of the Disclosure Schedule hereto (the "Key Employees"), is entering into an employment offer letter with Acquisition Sub.

         4.6   Subleases. Acquisition Sub, MarketSource and Martin D. Levine are
               ---------
entering into a Sublease in the form of Exhibit I-2 attached hereto pursuant to
                                        -----------
which Acquisition Sub is leasing certain real property located at 10 Abeel Road, Cranbury, New Jersey, and Acquisition Sub and MarketSource are entering into a Sublease in the form of Exhibit I-2 attached hereto pursuant to which
                        -----------
Acquisition Sub is leasing certain real property located at 2 Commerce Way, Cranbury, New Jersey.

         4.7   License. Acquisition Sub and MarketSource are entering into a
               -------
License in the form of Exhibit J attached hereto pursuant to which, among other
                       ---------
things, MarketSource is licensing the use of its name and service mark to Acquisition Sub.

         4.8   Services Agreement. Acquisition Sub, Alloy and MarketSource are
               ------------------
entering into a Services Agreement in the form of Exhibit K attached hereto
                                                  ---------
pursuant to which, among other things, MarketSource is agreeing to provide certain services to Acquisition Sub relating to the transition and operation of the 360 Youth Business (the "Services Agreement").

         4.9   Warrants. Alloy is issuing to MarketSource the Warrant in the
               --------
form of Exhibit L-1 attached hereto and is issuing to Frank Morelli a warrant in
        -----------
the form of Exhibit L-2 attached hereto.
            -----------

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1   Conditions to Each Party's Obligations. The obligations of each
               --------------------------------------
party to perform this Agreement and to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

         (a)   Approvals. All authorizations, consents, orders or approvals of,
               ---------
or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

         (b)   Legal Action. No temporary restraining order, preliminary
               ------------
injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

         (c)   Legislation. No Federal, state, local or foreign statute, rule or
               -----------
regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         5.2   Conditions to Obligations of Alloy and Acquisition Sub. The
               ------------------------------------------------------
obligations of Alloy and Acquisition Sub to perform this Agreement and to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Alloy and Acquisition Sub:

         (a)   Representations and Warranties of MarketSource. Alloy and
               ----------------------------------------------
Acquisition Sub shall have received a certificate signed by the President or Chief Executive Officer of MarketSource to the effect that the representations and warranties of MarketSource set forth in Sections 3.1 hereof are true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects).

         (b)   Performance of Obligations of MarketSource. Alloy and Acquisition
               ------------------------------------------
Sub shall have received a certificate signed by the President or Chief Executive Officer of MarketSource to the effect that MarketSource has performed in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date.

         (c)   Authorization of Agreement. All actions necessary to authorize
               --------------------------
the execution, delivery and performance of this Agreement and the Related Agreements by MarketSource and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and, if necessary, the stockholders of MarketSource, and

MarketSource shall have full power and right to effect the transactions contemplated hereby and thereby on the terms provided herein and therein.

         (d)   Opinion of MarketSource's Counsel. Alloy and Acquisition Sub
               ---------------------------------
shall have received an opinion, dated the Closing Date, of Stern, Greenberg & Kilcullen, counsel to MarketSource, in form and substance reasonably satisfactory to Alloy and Acquisition Sub.

         (e)   Acceptance by Counsel to Alloy. The form and substance of all
               ------------------------------
legal matters contemplated hereby and of all documents or instruments delivered hereunder shall be reasonably acceptable to Alloy's General Counsel.

         (f)   Consents and Approvals. Alloy and Acquisition Sub shall have
               ----------------------
received duly executed copies of all consents and approvals contemplated by this Agreement or the Disclosure Schedule, in form and substance satisfactory to Alloy and Acquisition Sub.

         (g)   Related Agreements. Each of the Related Agreements shall be in
               ------------------
full force and effect as of the Closing Date and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

         (h)   Default Under Agreements. The consummation of the transactions
               ------------------------
contemplated hereby shall not cause MarketSource to be in default under any Assumed Contract.

         (i)   Approval by Board of Directors of Alloy and Acquisition Sub. This
               -----------------------------------------------------------
Agreement and the Related Agreements and the transaction contemplated hereby and thereby shall have been approved by the Board of Directors of Alloy and Acquisition Sub.

         (j)   Evidence of Corporate Authority. MarketSource shall have
               -------------------------------
delivered (A) a certificate of the Secretary or an Assistant Secretary of MarketSource, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificate of Incorporation and by-laws of MarketSource, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of MarketSource and (iii) the attached true and correct copies of resolutions of the board of directors and, if necessary, stockholders of MarketSource authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of MarketSource in carrying out the terms and provisions hereof; and (B) certificates of good standing from the Secretary of State of Delaware and of each jurisdiction in which it is qualified to do business as identified on
Section 3.1(a) to the Disclosure Schedule dated within five (5) days of the Closing Date.

         (k)   Change of Name. MarketSource shall have caused its wholly-owned
               --------------
subsidiary, 360 Youth, Inc., a New Jersey corporation, to change its name so that the words "360 Youth" no longer appear in its name.

         5.3   Conditions to Obligations of MarketSource. The obligations of
               -----------------------------------------
MarketSource to perform this Agreement and to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by MarketSource:

         (a)   Representations and Warranties of Alloy and Acquisition Sub.
               -----------------------------------------------------------
MarketSource shall have received a certificate signed by an officer of Alloy and Acquisition Sub to the effect that the representations and warranties of Alloy and Acquisition Sub set forth in Section 3.3 hereof are true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects).

         (b)   Performance of Obligations of Alloy and Acquisition Sub.
               -------------------------------------------------------
MarketSource shall have received a certificate signed by an officer of Alloy and Acquisition Sub to the effect that Alloy and Acquisition Sub have performed in all material respects their respective obligations required to be performed by them under this Agreement prior to or as of the Closing Date.

         (c)   Related Agreements. Each of Alloy and Acquisition Sub shall have
               ------------------
executed and delivered the Related Agreements to which it is a party.

         (d)   Opinion of Counsel for Alloy. MarketSource shall have received an
               ----------------------------
opinion of counsel, dated the Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Alloy and Acquisition Sub, in form and substance reasonably satisfactory to MarketSource.

         (e)   Stock Certificates. Alloy shall have delivered an irrevocable
               ------------------
letter to its transfer agent directing the transfer agent to deliver the Alloy Shares in accordance with the terms of this Agreement.

         (f)   Closing Cash Payment. Alloy shall have delivered the Closing Cash
               --------------------
Payment (net of the Escrow Cash) to MarketSource by means of a wire transfer to an account designated in writing by MarketSource at least three (3) Business Days prior to Closing.

         (g)   Evidence of Corporate Authority. Each of Alloy and Acquisition
               -------------------------------
Sub shall have delivered (A) a certificate of the Secretary or an Assistant Secretary of Alloy or Acquisition Sub, as applicable, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificates of Incorporation and by-laws of Alloy or Acquisition Sub, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of Alloy or Acquisition Sub and (iii) the attached true and correct copies of resolutions of the board of directors of Alloy or Acquisition Sub authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of Alloy or Acquisition Sub in carrying out the terms and provisions hereof; and (B) a certificate of good standing from the Secretary of State of Delaware dated within five (5) days of the Closing Date.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1   Certain Information Required by the Code. MarketSource shall
               ----------------------------------------
furnish Alloy with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Alloy may request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

         6.2   Restriction on Transfer.
               -----------------------

         (a) The shares of Alloy Common Stock to be issued to MarketSource pursuant to this Agreement, the Warrant, the Warrant Shares, and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.2, which conditions are intended to insure compliance with the provisions of the Securities Act. MarketSource shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by MarketSource.

         (b) Each certificate representing Restricted Securities issued to MarketSource and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.2(c) and 6.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 6.2 OF THE ASSET PURCHASE AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN ALLOY, INC., ALLOY ACQUISITION SUB, INC. AND MARKETSOURCE CORPORATION AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ALLOY, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A CERTIFICATE,

               NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY, INC.

               THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT, DATED AS OF NOVEMBER 26, 2001 WITH ALLOY, INC. WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM ALLOY, INC. AT ITS EXECUTIVE OFFICES."

         (c) Prior to any Transfer of Restricted Securities, MarketSource shall give written notice to Alloy of MarketSource's intention to effect such Transfer and to comply in all other respects with the provisions of this Section
6.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by Alloy, shall be accompanied by the written opinion, addressed to Alloy, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Alloy) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Alloy. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.2(b) unless (x) in such opinion of counsel of Alloy registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Alloy shall have waived the requirement of such legends. MarketSource shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Alloy or unless such opinion is not required in accordance with the provisions of this Section 6.2(c)).

         (d) Notwithstanding the foregoing provisions of this Section 6.2, the restrictions imposed by this Section 6.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.2(c) and, pursuant to
Section 6.2(c), the securities so transferred are not required to bear the legend set forth in Section 6.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 6.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Alloy, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2(b) and not containing any other reference to the restrictions imposed by this Section 6.2.

         (e) MarketSource understands and agrees that Alloy, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by MarketSource but not as to certificates for such shares of Alloy Common Stock as to which the legend set forth in paragraph (b) of this Section 6.2 is no longer required because one or more of the conditions set forth in Section 6.2(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 6.2 or that is or may otherwise be unlawful.

         (f) MarketSource shall not, and shall cause its Affiliates to not, Transfer, or enter into any agreement, arrangement or understanding to Transfer, any shares of Alloy Common Stock or cash received in connection with the transactions contemplated by this Agreement to any Transferred Employees or to members of any of their immediate families if such Transfer, or entering into such agreement, arrangement or understanding to Transfer, would result in any reduction of Alloy's earnings as determined in accordance with GAAP.

         6.3   [Intentionally Omitted].
                ---------------------

         6.4   Litigation Cooperation. If a party hereto shall become engaged
               ----------------------
in or participate in any investigation, claim, litigation, arbitration, mediation, or other proceeding with any third party relating in any way to the Acquired Assets, the Assumed Liabilities or the Excluded Liabilities, the other parties shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, making available to such parties, without cost, all relevant records and using its best efforts to make available to the other the then employees of the parties or their Affiliates who may be helpful with respect to such claim or litigation.

         6.5   Record Maintenance. Each party shall, in connection with the
               ------------------
preparation by the others of tax and financial reporting matters and other bona fide business purposes, for a period of five (5) years from the Closing Date afford to the other parties and their representatives the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of the other, or portions thereof, which relate to MarketSource for any period prior to the Closing, except to the extent that such access is precluded pursuant to the provisions of a confidentiality agreement between such party and another person that is not an Affiliate of such party or is otherwise precluded by law, and shall maintain such records for a period of five (5) years from the date hereof; provided, that any party may destroy any record which was first offered to the other parties and not claimed or picked up by one or more of the other parties within thirty (30) days, and shall not destroy any record without first providing the other parties at least thirty (30) days' prior written notice of its intent to destroy such record.

         6.6   Preparation of Filings. As promptly as practicable after the date
               ----------------------
of this Agreement, Alloy and MarketSource shall properly prepare and file any filings required to be made by them under the Exchange Act, the Securities Act or any other Federal or state laws, and Alloy shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the transactions contemplated by this Agreement (collectively, the

"Filings"). MarketSource shall promptly furnish Alloy with all information concerning MarketSource as may be reasonably requested by Alloy in connection with any action contemplated by this Section 6.6. Alloy and MarketSource will notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to or any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to any Filing. Alloy and MarketSource shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to any Filing, Alloy and/or MarketSource, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, and/or mailing to MarketSource, such amendment or supplement.

         6.7   Efforts to Consummate. The parties hereto shall use all
               ---------------------
commercially reasonable efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby. In particular, each party hereto shall use all commercially reasonable efforts to cause all of its managers, officers and directors to support the transactions contemplated hereby and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

         6.8   Public Announcements. The parties hereto agree that, to the
               --------------------
maximum extent feasible, but subject to the public disclosure and other legal obligations of Alloy and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the transactions contemplated hereby; provided,
                                                                 --------
however, that Alloy will provide MarketSource the opportunity to review, comment
-------
on and approve (such approval not to be unreasonably withheld) any press release announcing the transactions contemplated hereby to be issued by Alloy prior to issuing such press release; provided, further, however, that none of
                            --------  -------  ------
MarketSource or any of its Affiliates or their representatives will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of Alloy.

         6.9   Employment Matters.
               ------------------

         (a) Immediately prior to the Closing, MarketSource shall terminate the employment or engagement of the employees and consultants of MarketSource listed on Section 6.9 of the Disclosure Schedule (the "360 Youth Business Employees"). MarketSource shall terminate any and all existing employment, consulting, independent contractor, confidentiality, non-disclosure, assignment of inventions or other intellectual property, non-competition, non-solicitation or similar agreements between MarketSource and any 360 Youth Business Employee effective as of the Closing Date. MarketSource shall also, in accordance with all applicable law, pay to each

360 Youth Business Employee all wages, salaries and commissions earned through the Closing Date, reimburse each 360 Youth Business Employee for all reimbursable expenses incurred by him or her through the Closing Date and make such other payments as may be required by applicable law to the 360 Youth Business Employees as of such date. MarketSource shall also pay to the 360 Youth Business Employees all bonus payments due to such employees under the MarketSource Corporation Incentive Compensation Plan (or any other similar plan) as soon as reasonably practicable following its calculation of such bonus payments. On the Closing Date, Acquisition Sub shall offer to each of the 360 Youth Business Employees employment or engagement on terms acceptable to Acquisition Sub. Any such 360 Youth Business Employee accepting a position with Acquisition Sub is referred to herein as a "Transferred Employee" and, notwithstanding anything in this Agreement to the contrary, shall be employees or independent contractors of Acquisition Sub, as determined by Acquisition Sub, following the Closing Date. Acquisition Sub shall credit each Transferred Employee for all accrued and unpaid vacation and sick days as set forth in
Section 3.1(t)(i) of the Disclosure Schedule. MarketSource shall accept sole and exclusive responsibility for the disposition of any 360 Youth Business Employee who does not accept employment with Acquisition Sub including, without limitation, any obligation to offer and provide COBRA continuation coverage for health insurance to such individual and his or her spouse and dependents, if any.

         (b) During the period commencing on the Closing Date and ending on the last day of the pay period including December 31, 2001, MarketSource shall continue to provide to all Transferred Employees, coverage under MarketSource's health, dental, life and disability insurance plans to the same extent that such Transferred Employees participated in any such plan immediately prior to the Closing Date, and MarketSource shall pay all wages to Transferred Employees as approved by Acquisition Sub, and shall withhold appropriate taxes and other withholdings with respect to such wages and issue all information statements to all such employees (including W-2 statements) and taxing authorities and pay all federal and state taxes with respect to such Transferred Employees; provided,
                                                                    --------
that, Acquisition Sub shall reimburse MarketSource for its direct costs incurred
----
for such premiums, wages and taxes after MarketSoruce has provided Acquisition Sub evidence of such payments as Acquisition Sub may reasonably require.

         (c) Promptly following the Closing Date, Alloy shall grant to certain of the Transferred Employees options to purchase up to an aggregate of 600,000 shares of Alloy Common Stock (the "Employee Options") at an exercise price per share equal to the greater of (i) the closing price of a share of Alloy Common Stock on the NASDAQ for the trading day immediately preceding the date of grant and (ii) $12.47. The Employee Options (i) shall be issued to such Transferred Employees and in such individual amounts as is determined by Alloy after consultation with MarketSource, (ii) shall be incentive stock options, within the meaning of Section 422 of the Code, to the extent possible, and (iii) shall become exercisable as to 25% of the underlying shares on each anniversary of the grant date for a period of four (4) consecutive years. All such options shall be granted in accordance with and subject to the terms of the Alloy, Inc. Restated 1997 Employee, Director and Consultant Stock Option Plan.

        6.10  Transfer Taxes. MarketSource shall pay all Taxes, if any,
              ---------------
incurred as a result of the transfer of the Acquired Assets hereunder.

        6.11  Required Consents; Subsequent Events.
              ------------------------------------

        (a) Notwithstanding anything in this Agreement or in the Bill of Sale, Assignment and Assumption Agreement to the contrary notwithstanding, neither this Agreement nor the Bill of Sale, Assignment and Assumption Agreement shall constitute an agreement to assign or otherwise transfer any of the Assumed Contracts, or any rights thereunder, if an attempted assignment or transfer thereof would constitute a breach thereof or would be ineffective, in either case without the consent of a third party to such assignment or transfer, or would violate any applicable law; provided, however, that this provision shall
                                  --------  -------
not be deemed to modify in any respect any of MarketSource's representations or warranties set forth herein or the conditions to Alloy's or Acquisition Sub's obligations contained in Article V hereof.

         (b) If any such consent has not been obtained as of the Closing Date and Alloy and Acquisition Sub nevertheless determine to proceed with the Closing, MarketSource shall continue to use its commercially reasonable efforts to obtain such consent after the Closing. In such circumstances, until such consent has been obtained, Acquisition Sub shall use all commercially reasonable efforts to perform in MarketSource's name and, in respect of the incremental costs incurred by Acquisition Sub in performing in MarketSource's name, at MarketSource's expense, all of MarketSource's obligations with respect to each Assumed Contract for which any such consent has not been obtained; provided,
                                                                   --------
however, that Acquisition Sub shall not be required to take any action in
-------
performing such obligations which, in Acquisition Sub's reasonable judgment, would subject Acquisition Sub to any Liability or an unreasonable risk of incurring any Liability.

         (c)   If any Assumed Contracts are not transferred to
Acquisition Sub at the Closing pursuant to this Section 6.11, MarketSource shall cooperate with Acquisition Sub in any reasonable arrangement designed to provide for Acquisition Sub all of the benefits of, and to have Acquisition Sub assume the burdens, liabilities, obligations and expenses expressly assumed by Acquisition Sub hereunder with respect to, all such Assumed Contracts. At Acquisition Sub's request, MarketSource shall take all reasonable actions requested by Acquisition Sub to enforce for the benefit of Acquisition Sub any and all rights of MarketSource with respect to any such Assumed Contract that is not otherwise transferred pursuant to the provisions of this Agreement. MarketSource hereby authorizes Acquisition Sub to perform all of MarketSource's obligations after the Closing with respect to all such Assumed Contracts and hereby grants to Acquisition Sub a power of attorney to act in the name of MarketSource with respect thereto. Such power of attorney shall be coupled with an interest and shall be irrevocable. MarketSource agrees to remit promptly to Acquisition Sub all collections or payments received by MarketSource in respect of all such Assumed Contracts, and shall hold all such collections or payments in trust for the benefit of, and promptly pay the same over to, Acquisition Sub; provided, however, that nothing herein shall create or provide any rights
--------  -------
or benefits in or to third parties.

     (d) If, subsequent to the Closing, a claim brought by any party challenging any of the transactions contemplated hereby results in any ruling or order which has the result of frustrating in a material way the transfer of any of the Acquired Assets hereunder to Acquisition Sub or Acquisition Sub's use thereof pursuant to the applicable transfer and licensing provisions contained herein, MarketSource shall cooperate with Acquisition Sub in any reasonable arrangement designed to give Acquisition Sub, as nearly as possible, the same economic benefits, and to have Acquisition Sub assume the same burdens, liabilities, obligations and expenses, as if such transfer or license had been consummated in accordance with the provisions hereof.

                                  ARTICLE VII
                                 INDEMNIFICATION

         7.1   Definitions. As used in this Agreement, the following terms
               -----------
shall have the following meanings:

         (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

         (b)   "Event of Indemnification" means the following:

               (i) with respect to the Alloy Indemnified Persons (an "Alloy Event of Indemnification"),

                     (A) the breach of any representation or warranty contained in Section 3.1 of this Agreement, any Related Agreement or any document delivered in connection herewith or therewith;

                     (B) the breach of any agreement or covenant of MarketSource contained in this Agreement, any Related Agreement or any document delivered in connection herewith or therewith;

                     (C) any claim, demand, Liability or obligation of any
               nature whatsoever based upon, arising out of or related to the Excluded Liabilities;

                     (D) any claim, demand, Liability or obligation of any
               nature whatsoever based upon, arising out of or related to any non-competition or similar agreement to which MarketSource or any stockholder of MarketSource or any of its Affiliates is a party or is otherwise bound; and

                     (E) any Liability or obligation of any nature whatsoever
               resulting from or in connection with any claim or demand by any 360 Youth Business Employees based upon any act or omission occurring prior to the Closing Date, or any claim, demand, Liability or obligation of any nature whatsoever related to or resulting from the termination by MarketSource of the 360 Youth Business Employees, or

          (ii) with respect to the MarketSource Indemnified Persons (a "MarketSource Event of Indemnification"),

                   (A) the breach by Alloy or Acquisition Sub of any representation or warranty contained in Section 3.3 of this Agreement, any Related Agreement or any document delivered in connection herewith or therewith;

                   (B) the breach of any agreement or covenant of Alloy or Acquisition Sub contained in this Agreement, any Related Agreement or any document delivered in connection herewith or therewith;

                   (C) any claim, demand, Liability or obligation of any nature whatsoever based upon, arising out of or related to the Assumed Liabilities; and

                   (D) any Liability or obligation of any nature whatsoever resulting from or in connection with any claim or demand by any Transferred Employee relating to the services to be provided by MarketSource pursuant to Section 6.9(b), other than any Liability or obligation resulting from or relating to any breach by MarketSource of any provision of Section 6.9(b) or to any negligent act or omission by MarketSource in performing the services to be provided pursuant to
          Section 6.9(b).

     (c)  "Indemnified Persons" means and includes:

          (i) with respect to an Alloy Event of Indemnification, Alloy, Acquisition Sub and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Alloy Indemnified Persons"); or

          (ii) with respect to a MarketSource Event of Indemnification, MarketSource, its Affiliates, successors and permitted assigns, and the respective officers and directors of each of the foregoing (the "MarketSource Indemnified Persons").

     (d)  "Indemnifying Persons" means and includes:

          (i) with respect to an Alloy Event of Indemnification, MarketSource, its Affiliates and their respective successors and permitted assigns (the "MarketSource Indemnifying Persons"); or

          (ii) with respect to a MarketSource Event of Indemnification, Alloy, Acquisition Sub and their respective successors and assigns (the "Alloy Indemnifying Persons").

     (e) "Losses" means any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys', accountants', consultants' and expert witnesses' fees), assessments or Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under
Section 7.2 hereof.

     7.2  Indemnification Generally.
           ------------------------

     (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification. All Losses with respect to any Alloy Event of Indemnification shall be asserted against and satisfied first from the Escrow Fund (as defined in the Escrow Agreement). To the extent that Losses with respect to any Alloy Event of Indemnification in amounts in excess of the Escrow Fund have been asserted or satisfied from the Escrow Fund, all such Losses shall be paid by the MarketSource Indemnifying Persons, provided that, subject to the provisions of
Section 7.2(c), the maximum aggregate liability of the MarketSource Indemnifying Persons hereunder (in excess of the Escrow Fund) shall be $5,000,000.

     (b) Subject to the provisions of Section 7.2(c), no indemnification shall be payable to an Alloy Indemnified Person until the aggregate amount of Losses incurred by all Alloy Indemnified Persons as a result of an Alloy Event of Indemnification described in Section 8.1(b)(i)(A) exceeds $250,000, whereupon the Alloy Indemnified Persons shall be entitled to receive the full amount of all Losses (including the first $250,000 of such Losses).

     (c)  Notwithstanding any of the foregoing, nothing contained in this
Section 7.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons, nor shall the provisions of Section 7.2(b) apply, in connection with any of such rights of the Indemnified Persons (1) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon (i) an allegation or allegations that MarketSource had an intent to defraud or made a willful or intentional misrepresentation or willful omission of a material fact in connection with this Agreement or any Related Agreement and the transactions contemplated hereby or thereby ("Fraud Claims"), (ii) any or alleged breach of any of the representations or warranties contained in Sections 3.1(h), 3.1(k), 3.1(l), 3.1(s), 3.1(u), 3.1(x) or the first sentence of Section 3.1(i), (iii) any adjustment to the Purchase Price pursuant to Section 2.3, or (iv) any Alloy Event of Indemnification described in Section 7.1(b)(i)(B), (C), (D) or (E), (2) to enforce any judgment of a court of competent jurisdiction in connection with any claim, demand, suit or cause of action described in clause (A) of this
Section 7.2(c) or (3) arising out of the breach of any of the covenants or agreements contained in any of the Related Agreements.

     (d) The parties agree that the amount of any indemnification payment otherwise required to be made by any Indemnifying Person hereunder shall be determined net of insurance proceeds and on an "after tax" basis. In particular, the amount of an indemnification payment shall be (i) the amount of the Loss (determined without regard to insurance proceeds or tax adjustments), (ii) minus any insurance payments received by the Indemnified Person attributable to the Loss, (iii) minus the present value of any tax benefits to the Indemnified Person attributable to deducting the amount of the Loss, and (iv) plus the present value of any tax detriment to the Indemnified Person attributable to including in taxable income receipt or accrual of the insurance proceeds in accordance with the last sentence of this
Section 7.2(d) and indemnification payment. Notwithstanding the foregoing, if the present value of a tax benefit or detriment cannot be realized (for example, the Indemnified Person is in a net loss position so that marginal income or deduction does not currently affect tax liability), the indemnification payment shall be made assuming the tax benefit or detriment is zero, and appropriate adjustment shall be made among the parties in the future at such time as the tax benefit or detriment is realized. In any case, no Alloy Indemnified Person shall be obligated to seek any payment pursuant to the terms of any insurance policy in respect of any Loss except to the extent such Loss is covered by an insurance policy of MarketSource assigned to Acquisition Sub pursuant to the terms of this Agreement.

     (e) The parties agree that payment pursuant to an indemnification obligation under this Article VII shall be treated for federal income tax purposes as an adjustment to the Purchase Price.

     7.3  Assertion of Claims. To bring a claim for indemnification under this
          -------------------
Article VII, the Indemnified Person shall give the appropriate Indemnifying Person(s) (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or
(b) written notice pursuant to Section 7.4 of any Third Party Claim, the existence of which might give rise to such a claim (each, a "Notice of Claim") as promptly as practicable after becoming aware of such claim, but the failure so to provide such Notice of Claim will not relieve the Indemnifying Person(s) from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise in any material respect of any material rights or defenses of the Indemnifying Persons and the Indemnifying Persons were not otherwise aware of such action or claim). Notwithstanding the foregoing, no claim shall be brought under Section 7.2 hereof with respect to a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons a Notice of Claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date (as defined in Section 8.5 hereof) for the enforcement of their rights under Section 7.2 hereof.

     7.4  Notice and Defense of Third Party Claims. Losses resulting from the
          ----------------------------------------
assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) Upon receipt of notice of the Third Party Claim, the Indemnifying Person shall then have thirty (30) days to advise the Indemnified Person whether the Indemnifying Person accepts the defense of such claim, and the Indemnifying Person shall have no obligation to the Indemnified Person for legal fees incurred by the Indemnified Person after the date of any assumption of the defense by the Indemnifying Person; provided, that notwithstanding the foregoing, Alloy and Acquisition Sub shall have the right to control the defense of any claim which seeks any equitable relief or permanent or temporary injunction against any aspect of Alloy's or Acquisition Sub's business or operations.

     (c) If the Indemnifying Person determines to accept the defense of such Third Party Claim, (i) it shall defend such Third Party Claim with counsel of its own choice and at its own expense, and (ii) the Indemnified Person shall have the right to be represented by its own counsel at its own expense, its participation to be subject to reasonable direction of counsel for the Indemnifying Person. If the Indemnifying Person fails to undertake the defense of or settle or pay any such Third Party Claim within thirty (30) days after the Indemnified Person has given written notice to the Indemnifying Person of the claim, or if the Indemnifying Person, after having given such notification to the Indemnified Person, fails within thirty (30) days, or at any time thereafter, to defend to the reasonable satisfaction of the Indemnified Person, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim; provided, however, that in no event shall the Indemnified Person settle such claim without the prior consent of the Indemnifying Person in accordance with clause (d) below.

     (d) In the event the Indemnified Person desires to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Person, the Indemnified Person shall advise the Indemnifying Person in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). The Indemnifying Person shall have twenty (20) days after the Indemnifying Person's receipt of the notice of the Proposed Settlement to advise the Indemnified Person whether it accepts the Proposed Settlement. If the Indemnifying Person notifies the Indemnified Person that it accepts the Proposed Settlement, the Indemnified Person may offer the Proposed Settlement to the third party making the claim. If, after approval by the Indemnifying Person, the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnified Person may wish to present to the party making such claim shall again first be presented to the Indemnifying Person in accordance with the provisions of this clause (d).

     (e) The Indemnifying Person may settle any Third Party Claim that it has agreed to accept the defense of on any terms which it may deem reasonable; provided, that the Indemnifying Person shall not without the Indemnified Person's prior written consent, (i) settle or compromise such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of such proceeding, claim or demand or (ii) settle or compromise any such proceeding, claim or demand, in any manner that adversely affects the Indemnified Person.

     7.5  Survival of Representations and Warranties. Subject to the further
          ------------------------------------------
provisions of this Section 7.5, the representations and warranties of Alloy and Acquisition Sub and the representations and warranties made by MarketSource shall survive the Closing Date until the date that is twenty-four (24) months after the Closing Date; provided, however, that the representations and
                        --------  -------
warranties contained in Sections 3.1(a), (b), (h), (k), (l), (s), (u), (x) and the first sentence of (i) and Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims, as applicable. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of MarketSource contained in this Agreement (including, without limitation, the Disclosure Schedule) (i) are being given by MarketSource on behalf of itself and as an inducement to Alloy and Acquisition Sub to enter into this Agreement (and MarketSource acknowledges that Alloy and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Alloy Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, any securityholders of MarketSource capital stock or anyone acting on behalf of any thereof) other than the Alloy Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against MarketSource, Alloy or Acquisition Sub with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VII or otherwise.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1  Expenses. As used in this Agreement, "Transaction Costs" shall mean,
          --------
with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement and the Related Agreements and all other transactions provided for herein and therein. Each party hereto shall bear its own Transaction Costs in connection with the transactions contemplated by this Agreement.

     8.2  Entire Agreement. This Agreement (including the Disclosure Schedule
          ----------------
and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     8.3  Interpretation. Descriptive headings are for convenience only and
          --------------
shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4  Knowledge Definition. As used in Section 3.1, the term "knowledge" and
          --------------------
like phrases shall mean the actual knowledge of Martin D. Levine, Anthony Fiore and the other officers, directors and Key Employees of MarketSource. As used in
Section 3.3, the term "knowledge" and like phrases shall mean the actual knowledge of the Chief Corporate Development Officer and the General Counsel of Alloy.

     8.5  Notices. All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by facsimile, with confirmation as provided above addressed as follows:


          (i)     if to Alloy or Acquisition Sub, to:

                  Alloy, Inc.
                  151 West 26th Street, 11th Floor
                  New York, NY 10001
                  Attention:  Chief Executive Officer
                  Facsimile:  (212) 244-4311
                  with a copy to (which shall not constitute notice):

                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004
                  Attention:  Richard M. Graf, Esq.
                  Facsimile:  (202) 434-7400
                  E-mail:  rgraf@mintz.com
                           ---------------

          (ii)    if to MarketSource, to:

                  MarketSource Corporation
                  10 Abeel Road
                  Cranbury, NJ  08512
                  Attention:  President
                  Facsimile: (609) 395-0737

                  with a copy to (which shall not constitute notice):

                  Stern, Greenberg & Kilcullen
                  75 Livingston Avenue
                  Roseland, NJ  07068
                  Attention:  Kevin Kilcullen, Esq.
                  Facsimile:  (973) 535-9664
                  E-mail:  kkilcullen@sgklaw.com
                           ---------------------

     or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     8.6  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     8.7  Governing Law; Venue. This Agreement shall be governed by and
          --------------------
construed in accordance with the laws of the State of New York without reference to its conflicts of laws provisions. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal courts sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement or any Related Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

     8.8  Benefits of Agreement. All the terms and provisions of this Agreement
          ---------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the
--------  -------
contrary notwithstanding, each of Alloy and Acquisition Sub may assign and delegate any or all of its respective rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Alloy; provided further,
                                                           -------- -------
however, that any of the rights granted to and obligations of Alloy under this
-------
Agreement (other than the payment of the Purchase Price) may also be exercised or performed by any entity controlled by or under common control with Alloy (each, an "Alloy Affiliate"); provided that such Alloy Affiliate agrees to be
                              --------
bound by all of the applicable provisions hereof governing such exercise or performance and that MarketSource promptly receives written notice of any such exercise or performance.

     8.9  Pronouns. As used herein, all pronouns shall include the masculine,
          --------
feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     8.10 Amendment, Modification and Waiver. This Agreement shall not be
          ----------------------------------
altered or otherwise amended except pursuant to an instrument in writing signed by Alloy, Acquisition Sub and MarketSource; provided, however, that any party to
                                            --------  -------
this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8.11 No Third Party Beneficiaries. Nothing express or implied in this
          ----------------------------
Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever, except to the extent that such third person is an Indemnified Person or Indemnifying Person in respect of the indemnification provided in accordance with Article VII of this Agreement.

     8.12 Consents. Except as otherwise expressly provided in this Agreement,
          --------
any consent or approval of Alloy or Acquisition Sub requested or permitted hereunder may be given or withheld in Alloy's or Acquisition Sub's sole discretion, provided that, such consent or approval shall not be unreasonably withheld.

     8.13 Interpretation. This Agreement has been negotiated between the parties
          --------------
and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

     8.14 No Joint Venture. No party hereto shall make any warranties or
          ----------------
representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.

     8.15 Specific Performance. The transactions contemplated by this Agreement
          --------------------
are unique transactions and any failure on the part of MarketSource to complete the transactions contemplated by this Agreement or any of the Related Agreements on the terms of this Agreement or any of the Related Agreements will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement or any of the Related

Agreements would cause Alloy and Acquisition Sub irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to Alloy and Acquisition Sub for a breach or threatened breach of this Agreement or any of the Related Agreements, Alloy and Acquisition Sub will be entitled to specific performance of this Agreement or any of the Related Agreements upon any breach by MarketSource, and to an injunction restraining any such party from such breach or threatened breach.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.


                                      ALLOY, INC.


                                      By: /s/ Gina R. DiGioia
                                         ----------------------------------

                                      Name:  Gina R. DiGioia
                                           --------------------------------

                                      Title: VP / General Counsel
                                            -------------------------------



                                      ALLOY ACQUISITION SUB, INC.


                                      By: /s/ Gina R. DiGioia
                                         ----------------------------------

                                      Name:  Gina R. DiGioia
                                           --------------------------------

                                      Title: Asst. Secretary
                                            -------------------------------


                                      MARKETSOURCE CORPORATION


                                      By: /s/ Martin D. Levine
                                         ----------------------------------

                                      Name:  Martin D. Levine
                                           --------------------------------

                                      Title: President
                                            -------------------------------


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]